                                                                    Exhibit 99.2

                       BB&T CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1999 and 1998

                                                         1999         1998
                                                      -----------  -----------
                                                      (Dollars in thousands,
                                                      except per share data)
Assets
 Cash and due from banks............................. $ 1,466,071  $ 1,367,503
 Interest-bearing deposits with banks................      81,927       56,280
 Federal funds sold and securities purchased under
  resale agreements or similar arrangements..........     432,877      372,068
 Trading securities at market value..................      93,221       60,422
 Securities available for sale at market value.......  12,257,822   11,173,754
 Securities held to maturity at amortized cost
  (market value: $398,527 at December 31, 1999 and
  $692,030 at December 31, 1998).....................     404,897      673,643
 Loans held for sale.................................     367,243    1,340,420
 Loans and leases, net of unearned income............  35,389,063   31,190,279
  Allowance for loan and lease losses................    (477,296)    (442,341)
                                                      -----------  -----------
   Loans and leases, net.............................  34,911,767   30,747,938
                                                      -----------  -----------
 Premises and equipment, net.........................     713,089      686,493
 Other assets........................................   2,271,922    1,711,973
                                                      -----------  -----------
   Total assets...................................... $53,000,836  $48,190,494
                                                      ===========  ===========
Liabilities and Shareholders' Equity
 Deposits:
  Noninterest-bearing deposits....................... $ 4,847,976  $ 4,724,402
  Savings and interest checking......................   2,978,811    3,068,160
  Money rate savings.................................   9,592,326    9,114,951
  Other time deposits................................  16,199,129   15,667,905
  Foreign deposits...................................     529,401      638,676
                                                      -----------  -----------
   Total deposits....................................  34,147,643   33,214,094
                                                      -----------  -----------
 Short-term borrowed funds...........................   7,971,873    4,815,734
 Long-term debt......................................   6,073,428    5,499,873
 Accounts payable and other liabilities..............     744,273      629,864
                                                      -----------  -----------
   Total liabilities.................................  48,937,217   44,159,565
                                                      -----------  -----------
 Shareholders' equity:
  Preferred stock, $5 par, 5,000,000 shares
   authorized, none issued or outstanding............          --           --
  Common stock, $5 par, 500,000,000 shares
   authorized; issued and outstanding, 398,742,188 at
   December 31, 1999 and 396,201,255 at December 31,
   1998..............................................   1,993,711    1,981,006
  Additional paid-in capital.........................     379,363      376,670
  Retained earnings..................................   2,011,627    1,601,130
  Loan to employee stock ownership plan and unvested
   restricted stock..................................     (11,676)        (980)
  Accumulated other nonshareholder changes in equity,
   net of deferred income taxes of $(185,516) at
   December 31, 1999 and $46,122 at December 31,
   1998..............................................    (309,406)      73,103
                                                      -----------  -----------
   Total shareholders' equity........................   4,063,619    4,030,929
                                                      -----------  -----------
   Total liabilities and shareholders' equity........ $53,000,836  $48,190,494
                                                      ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                       BB&T CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
              For the Years Ended December 31, 1999, 1998 and 1997

                                               1999         1998       1997
                                            -----------  ---------- ----------
                                            (Dollars in thousands, except per
                                                       share data)
Interest Income
 Interest and fees on loans and leases..... $ 2,954,252  $2,737,983 $2,467,599
 Interest and dividends on securities......     799,304     730,527    678,395
 Interest on short-term investments........      21,997      24,303     17,896
                                            -----------  ---------- ----------
  Total interest income....................   3,775,553   3,492,813  3,163,890
                                            -----------  ---------- ----------
Interest Expense
 Interest on deposits......................   1,201,467   1,190,659  1,136,012
 Interest on short-term borrowed funds.....     306,545     273,223    209,485
 Interest on long-term debt................     334,593     269,226    195,064
                                            -----------  ---------- ----------
  Total interest expense...................   1,842,605   1,733,108  1,540,561
                                            -----------  ---------- ----------
Net Interest Income........................   1,932,948   1,759,705  1,623,329
 Provision for loan and lease losses.......     114,433     114,729    123,096
                                            -----------  ---------- ----------
Net Interest Income After Provision for
 Loan and Lease Losses.....................   1,818,515   1,644,976  1,500,233
                                            -----------  ---------- ----------
Noninterest Income
 Service charges on deposits...............     241,904     215,021    191,158
 Mortgage banking income...................     163,562     127,122     82,107
 Trust income..............................      70,079      54,851     47,716
 Investment banking and brokerage fees and
  commissions..............................     128,609      45,723     28,272
 Agency insurance commissions..............      79,499      52,186     40,149
 Other insurance commissions...............      13,991      13,099     15,314
 Bankcard fees and merchant discounts......      42,883      36,657     28,400
 Other nondeposit fees and commissions.....      76,871      68,418     55,616
 Securities (losses) gains, net............      (6,149)     10,155      5,932
 Other income..............................      64,230      67,195     93,683
                                            -----------  ---------- ----------
  Total noninterest income.................     875,479     690,427    588,347
                                            -----------  ---------- ----------
Noninterest Expense
 Personnel expense.........................     834,888     700,259    656,464
 Occupancy and equipment expense...........     245,851     208,315    209,453
 Federal deposit insurance expense.........      10,531       6,537      8,195
 Amortization of intangibles and mortgage
  servicing rights.........................      81,699      61,523     31,402
 Advertising and public relations expense..      32,057      34,751     36,266
 Professional services.....................      78,937      69,928     67,894
 Other expense.............................     363,574     295,602    316,983
                                            -----------  ---------- ----------
  Total noninterest expense................   1,647,537   1,376,915  1,326,657
                                            -----------  ---------- ----------
Earnings
 Income before income taxes................   1,046,457     958,488    761,923
 Provision for income taxes................     340,883     306,744    260,197
                                            -----------  ---------- ----------
 Net income................................     705,574     651,744    501,726
 Preferred dividend requirements...........          --          --        113
                                            -----------  ---------- ----------
  Income applicable to common shares....... $   705,574  $  651,744 $  501,613
                                            ===========  ========== ==========
Per Common Share
 Net income:
  Basic.................................... $      1.78  $     1.67 $     1.29
                                            ===========  ========== ==========
  Diluted.................................. $      1.75  $     1.64 $     1.27
                                            ===========  ========== ==========
 Cash dividends paid by BB&T Corporation... $       .75  $      .66 $      .58
                                            ===========  ========== ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                       BB&T CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              For the Years Ended December 31, 1999, 1998 and 1997

                                                                                    Accumulated
                                                                                       Other
                          Shares of                         Additional  Retained   Nonshareholder     Total
                           Common     Preferred   Common     Paid-In    Earnings     Changes in   Shareholders'
                            Stock       Stock     Stock      Capital   and Other*      Equity        Equity
                         -----------  --------- ----------  ---------- ----------  -------------- -------------
                                                       (Dollars in thousands)
Balance, December 31,
 1996, as previously
 reported............... 168,635,924   $7,564   $  843,180   $375,587  $1,466,457    $  13,743     $2,706,531
 Merger with Hardwick
  accounted for as a
  pooling-of-interests..   1,863,641       --        9,318     10,689      26,646          324         46,977
 Merger with First
  Banking Company
  accounted for as a
  pooling-of-interests..   1,955,080       --        9,775      4,982      27,216          (24)        41,949
 Merger with One Valley
  accounted for as a
  pooling-of-interests..  17,316,442       --       86,582    211,185     183,226        2,065        483,058
                         -----------   ------   ----------   --------  ----------    ---------     ----------
Balance, December 31,
 1996, restated......... 189,771,087    7,564      948,855    602,443   1,703,545       16,108      3,278,515
                         -----------   ------   ----------   --------  ----------    ---------     ----------
Add (Deduct):
 Nonshareholder changes
  in equity:**
  Net income............          --       --           --         --     501,726           --        501,726
   Unrealized holding
    gains arising during
    the period..........          --       --           --         --          --       50,699         50,699
   Less:
    reclassification
    adjustment, net of
    tax of $4,603.......          --       --           --         --          --       (3,711)        (3,711)
                                                                       ----------    ---------     ----------
 Total nonshareholder
  changes in equity.....          --       --           --         --     501,726       46,988        548,714
                                                                       ----------    ---------     ----------
 Common stock issued....  12,625,083       --       63,127    269,727     (58,224)          --        274,630
 Redemption of common
  stock.................  (8,280,543)      --      (41,404)  (295,387)     (2,322)          --       (339,113)
 Preferred stock
  redemptions and
  conversions...........     350,610   (7,564)       1,753      5,811          --           --             --
 Cash dividends declared
  on common stock.......          --       --           --         --    (215,287)          --       (215,287)
 Other, net.............          --       --           --     (2,786)      2,159           --           (627)
                         -----------   ------   ----------   --------  ----------    ---------     ----------
Balance, December 31,
 1997................... 194,466,237       --      972,331    579,808   1,931,597       63,096      3,546,832
Add (Deduct):
 Nonshareholder changes
  in equity:**
  Net income............          --       --           --         --     651,744           --        651,744
   Unrealized holding
    gains arising during
    the period..........          --       --           --         --          --       16,374         16,374
   Less:
    reclassification
    adjustment, net of
    tax of $3,936.......          --       --           --         --          --       (6,351)        (6,351)
                                                                       ----------    ---------     ----------
 Total nonshareholder
  changes in equity.....          --       --           --         --     651,744       10,023        661,767
                                                                       ----------    ---------     ----------
 Common stock issued....  13,665,967                68,331    324,217      (1,345)          --        391,203
 Redemption of common
  stock.................  (6,795,376)      --      (33,977)  (311,053)         --           --       (345,030)
 2-for-1 stock split
  effective August 3,
  1998.................. 194,897,159       --      974,486   (218,928)   (721,913)          --         33,645
 Reconciliation of
  fiscal year of First
  Citizens to calendar
  year..................     (32,732)      --         (165)      (211)     (1,209)         (16)        (1,601)
 Cash dividends declared
  on common stock.......          --       --           --         --    (257,291)          --       (257,291)
 Other, net.............          --       --           --      2,837      (1,433)          --          1,404
                         -----------   ------   ----------   --------  ----------    ---------     ----------
Balance, December 31,
 1998................... 396,201,255       --    1,981,006    376,670   1,600,150       73,103      4,030,929
Add (Deduct):
 Nonshareholder changes
  in equity:**
  Net income............          --       --           --         --     705,574           --        705,574
   Unrealized holding
    losses arising
    during the period...          --       --           --         --          --     (387,063)      (387,063)
   Less:
    reclassification
    adjustment, net of
    tax benefit of
    $22,451.............          --       --           --         --          --        5,473          5,473
                                                                       ----------    ---------     ----------
 Total nonshareholder
  changes in equity.....          --       --           --         --     705,574     (381,590)       323,984
                                                                       ----------    ---------     ----------
 Common stock issued....  13,186,347                65,933    335,118      10,033           --        411,084
 Redemption of common
  stock................. (10,649,502)      --      (53,248)  (332,425)         --           --       (385,673)
 Reconciliation of
  fiscal year of First
  Liberty to calendar
  year..................       4,088       --           20         --       1,622         (919)           723
 Cash dividends declared
  on common stock.......          --       --           --         --    (308,226)          --       (308,226)
 Other, net.............          --       --           --         --      (9,202)          --         (9,202)
                         -----------   ------   ----------   --------  ----------    ---------     ----------
Balance, December 31,
 1999................... 398,742,188   $   --   $1,993,711   $379,363  $1,999,951    $(309,406)    $4,063,619
                         ===========   ======   ==========   ========  ==========    =========     ==========

--------
 * Other includes unearned income, unvested restricted stock and a loan to the employee stock ownership plan.
** Comprehensive income as defined by SFAS No. 130.

  The accompanying notes are an integral part of these consolidated financial statements.

                       BB&T CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 1999, 1998 and 1997

                                               1999         1998        1997
                                            -----------  ----------  ----------
                                                 (Dollars in thousands)
Cash Flows From Operating Activities:
 Net income...............................  $   705,574  $  651,744  $  501,726
 Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Provision for loan and lease losses.....      114,433     114,729     123,096
  Depreciation of premises and equipment..      101,462      89,066      81,778
  Amortization of intangibles and mortgage
   servicing rights.......................       81,699      61,523      31,402
  Accretion of negative goodwill..........       (6,243)     (6,243)     (6,180)
  Amortization of unearned stock
   compensation...........................        3,906       1,325       8,232
  Discount accretion and premium
   amortization on securities, net........        1,708       5,355       6,972
  Net decrease (increase) in trading
   account securities.....................      (20,774)      7,456     (25,688)
  Loss (gain) on sales of securities,
   net....................................        6,149     (10,155)     (5,932)
  Loss (gain) on sales of loans and
   mortgage loan servicing rights, net....      (26,213)    (36,227)    (17,687)
  Loss (gain) on disposals of premises and
   equipment, net.........................       (5,756)    (15,723)     27,457
  Proceeds from sales of loans held for
   sale...................................    4,057,061   5,350,770   2,015,995
  Purchases of loans held for sale........     (961,404) (1,811,810)   (934,992)
  Origination of loans held for sale, net
   of principal collected.................   (2,097,356) (4,148,521) (1,278,945)
  Reconciliation of fiscal year of merged
   companies to calendar year.............        3,216       4,991          --
  Decrease (increase) in:
   Accrued interest receivable............      (46,982)    (21,442)     (3,524)
   Other assets...........................     (209,092)    (82,503)   (138,769)
  Increase (decrease) in:
   Accrued interest payable...............       43,973      15,154      12,465
   Accounts payable and other
    liabilities...........................      110,235      76,755     102,391
  Other, net..............................       16,227      (5,383)    (10,412)
                                            -----------  ----------  ----------
   Net cash provided by operating
    activities............................    1,871,823     240,861     489,385
                                            -----------  ----------  ----------
Cash Flows From Investing Activities:
 Proceeds from sales of securities
  available for sale......................      874,774   1,637,182   2,077,491
 Proceeds from maturities, calls and
  paydowns of securities available for
  sale....................................    3,503,261   3,348,678   2,238,293
 Purchases of securities available for
  sale....................................   (5,278,597) (5,097,268) (5,187,509)
 Proceeds from sales of securities held to
  maturity................................           --          --      26,170
 Proceeds from maturities, calls and
  paydowns of securities held to
  maturity................................       61,764     220,287     133,436
 Purchases of securities held to
  maturity................................      (35,756)   (162,215)   (199,766)
 Leases made to customers.................     (126,066)    (94,615)    (74,420)
 Principal collected on leases............       74,314      65,186      57,581
 Loan originations, net of principal
  collected...............................   (3,711,076) (1,790,445) (1,683,759)
 Purchases of loans.......................     (364,663)   (341,812)   (447,963)
 Net cash acquired in transactions
  accounted for under the purchase
  method..................................      302,032     191,740      95,205
 Purchases and originations of mortgage
  servicing rights........................      (79,437)    (86,954)    (42,599)
 Proceeds from disposals of premises and
  equipment...............................       37,596      25,693      14,634
 Purchases of premises and equipment......     (137,237)   (140,893)   (175,243)
 Proceeds from sales of foreclosed
  property................................       28,221      28,911      17,333
 Proceeds from sales of other real estate
  held for development or sale............       12,439       4,341      17,341
 Other, net...............................          764     (38,472)      5,195
                                            -----------  ----------  ----------
   Net cash used in investing activities..   (4,837,667) (2,230,656) (3,128,580)
                                            -----------  ----------  ----------
Cash Flows From Financing Activities:
 Net increase in deposits.................      163,413   1,320,680     969,595
 Net increase (decrease) in short-term
  borrowed funds..........................    3,029,260    (207,276)    813,267
 Proceeds from long-term debt.............    3,188,096   3,436,289   6,356,359
 Repayments of long-term debt.............   (2,602,804) (2,053,611) (4,748,081)
 Net proceeds from common stock issued....       48,740      71,397      35,381
 Redemption of common stock...............     (385,673)   (345,030)   (339,113)
 Preferred stock cancellations and
  conversions.............................           --          --         (38)
 Cash dividends paid on common and
  preferred stock.........................     (289,467)   (246,361)   (203,115)
 Other, net...............................         (697)       (355)    (38,736)
                                            -----------  ----------  ----------
   Net cash provided by financing
    activities............................    3,150,868   1,975,733   2,845,519
                                            -----------  ----------  ----------
Net Increase (Decrease) in Cash and Cash
 Equivalents..............................      185,024     (14,062)    206,324
Cash and Cash Equivalents at Beginning of
 Year.....................................    1,795,851   1,809,913   1,603,589
                                            -----------  ----------  ----------
Cash and Cash Equivalents at end of Year..  $ 1,980,875  $1,795,851  $1,809,913
                                            ===========  ==========  ==========
Supplemental Disclosure of Cash Flow
 Information:
 Cash paid during the year for:
  Interest................................  $ 1,532,010  $1,509,736  $1,304,560
  Income taxes............................      115,005     168,371     177,424
 Noncash financing and investing
  activities:
  Transfer of securities from held to
   maturity to available for sale.........      231,529     114,401          --
  Transfer of securities from available
   for sale to held to maturity...........           --          --       1,493
  Transfer of loans to foreclosed
   property...............................       26,306      26,954      24,574
  Transfer of fixed assets to other real
   estate owned...........................        7,405      14,165      15,429
  Restricted stock issued.................           --          --          74
  Securitization of mortgage loans........      304,795     478,768          --

  The accompanying notes are an integral part of these consolidated financial statements

                       BB&T CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             For the Years Ended December 31, 1999, 1998 and 1997

  BB&T Corporation ("BB&T" or "Parent Company") is a financial holding company organized under the laws of North Carolina. Branch Banking and Trust Company ("BB&T-NC"); BB&T Financial Corporation of South Carolina, parent company of Branch Banking and Trust Company of South Carolina ("BB&T-SC"); BB&T Financial Corporation of Virginia, parent company of Branch Banking and Trust Company of Virginia ("BB&T-VA"), (collectively, the "Banks"), Regional Acceptance Corporation ("Regional Acceptance"), BB&T Factors and Scott & Stringfellow Financial, Inc., ("Scott & Stringfellow") comprise BB&T's principal direct subsidiaries.

  BB&T is also the parent company for fifteen subsidiary banks acquired through the mergers with Hardwick, First Banking Company and One Valley. These banks are expected to be merged with and into BB&T-NC and BB&T-VA based on their states of operation.

  The accounting and reporting policies of BB&T Corporation and its subsidiaries are in accordance with generally accepted accounting principles and conform to general practices within the banking industry. The following is a summary of the more significant policies.

NOTE A. Summary of Significant Accounting Policies

Principles of Consolidation

  The consolidated financial statements of BB&T include the accounts of BB&T Corporation and its subsidiaries. In consolidation, all significant intercompany accounts and transactions have been eliminated. Prior period financial statements have been restated to include the accounts of companies acquired in material transactions accounted for as poolings of interests. The results of operations of companies acquired in transactions accounted for as purchases are included only from the dates of acquisition. (See Note B).

  In certain instances, amounts reported in prior years' consolidated financial statements have been reclassified to conform to statement presentations selected for 1999. Such reclassifications had no effect on previously reported shareholders' equity or net income.

Nature of Operations

  BB&T is a financial holding company headquartered in Winston-Salem, North Carolina. BB&T conducts its operations in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Kentucky and the metropolitan Washington, D.C. area through its commercial banking subsidiaries and, to a lesser extent, through its other subsidiaries. BB&T's principal banking subsidiaries, BB&T-NC, BB&T-SC and BB&T-VA, provide a wide range of traditional banking services to individuals and commercial customers. Substantially all of BB&T's loans are to individuals residing in the market areas described above or to businesses located in this geographic area. Subsidiaries of BB&T's commercial banking units offer lease financing to commercial businesses and municipal governments, investment services, (including discount brokerage services, annuities, mutual funds and government and municipal bonds), life insurance, property and casualty insurance on an agency basis and insurance premium financing. Other direct subsidiaries of BB&T provide a variety of financial services including automobile lending, equipment financing, factoring, full-service securities brokerage, investment banking and corporate finance services.

Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

  Cash and cash equivalents include cash and due from banks, interest-bearing bank balances, Federal funds sold and securities purchased under resale agreements or similar arrangements. Generally, both cash and cash equivalents are considered to have maturities of three months or less. Accordingly, the carrying amount of such instruments is considered a reasonable estimate of fair value.

Securities

  BB&T classifies investment securities as held to maturity, available for sale or trading. Debt securities acquired with both the intent and ability to be held to maturity are classified as held to maturity and reported at amortized cost. Gains or losses realized from the sale of securities held to maturity, if any, are determined by specific identification and are included in noninterest income.

  Debt securities, which may be sold to meet liquidity needs arising from unanticipated deposit and loan fluctuations, changes in regulatory capital and investment requirements, or unforeseen changes in market conditions, including interest rates, market values or inflation rates, are classified as available for sale. In addition, all investments in equity securities are classified as available for sale. Securities available for sale are reported at estimated fair value, with unrealized gains and losses reported as a separate component of shareholders' equity, net of deferred income taxes. Gains or losses realized from the sale of securities available for sale are determined by specific identification and are included in noninterest income.

  Trading account securities are primarily held by Scott & Stringfellow, BB&T's investment banking and full-service brokerage subsidiary. Trading account securities are reported on the Consolidated Balance Sheets at fair value. Market adjustments, fees, and gains or losses earned on trading account securities are included in noninterest income. Interest income on trading account securities is included in other interest income. Gains or losses realized from the sale of trading securities are determined by specific identification.

  During 1999 and 1998, BB&T transferred securities with amortized costs of $231.5 million and $114.4 million, respectively, from the held-to-maturity portfolio to the available-for-sale portfolio. These securities were previously classified as held-to-maturity by entities that merged into BB&T under the pooling-of-interests method of accounting. BB&T transferred these amounts pursuant to the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," to conform the combined investment portfolios to BB&T's existing policies.

Loans Held for Sale

  Loans held for sale are reported at the lower of cost or market value on an aggregate loan basis. Gains or losses realized on the sales of loans are recognized at the time of sale and are determined by the difference between the net sales proceeds and the carrying value of the loans sold, adjusted for any servicing asset or liability.

Loans and Leases

  Loans and leases that management has the intent and ability to hold for the foreseeable future are reported at their outstanding principal balances adjusted for any deferred fees or costs and unamortized premiums or discounts. The net amount of nonrefundable loan origination fees, commitment fees and certain direct costs associated with the lending process are deferred and amortized to interest income over the contractual lives of the loans using methods which approximate level-yield, with adjustments for prepayments as they occur. If the loan commitment expires unexercised, the income is recognized upon expiration of the commitment. Discounts and premiums are amortized to interest income over the estimated life of the loans using methods that approximate level-yield.

  Commercial loans and substantially all installment loans accrue interest on the unpaid balance of the loans. Lease receivables consist primarily of direct financing leases on rolling stock, equipment and real property. Lease receivables are stated at the total amount of lease payments receivable plus guaranteed residual values, less unearned income. Recognition of income over the lives of the lease contracts approximates the level-yield method.

  As of January 1, 1995, BB&T adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which was amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures." SFAS No. 114, as amended, requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral-dependent. A loan is impaired when, based on current information and events, it is probable that BB&T will be unable to collect all amounts due according to the contractual terms of the loan agreement. When the fair value of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance.

  It is BB&T's policy to classify and disclose all commercial loans greater than $250,000 that are on nonaccrual status as impaired loans. Substantially all other loans made by BB&T are excluded from the scope of SFAS No. 114 as they are comprised of large groups of smaller balance homogeneous loans (residential mortgage and consumer installment) that are collectively evaluated for impairment.

Allowance for Loan and Lease Losses

  The allowance for loan and lease losses is the estimated amount considered adequate to cover credit losses inherent in the outstanding loan and lease portfolio at the balance sheet date. The allowance is established through the provision for loan and lease losses, which is reflected in the Consolidated Statements of Income.

  The allowance is composed of general reserves, specific reserves and an unallocated reserve. General reserves for commercial loans are determined by applying loss percentages to the portfolio based on management's evaluation and "risk grading" of the commercial loan portfolio. General reserves are provided for noncommercial loan categories based on a three-year weighted average of actual loss experience, which is applied to the total outstanding loan balance of each loan category. Specific reserves are provided on all commercial loans that are classified in the Special Mention, Substandard or Doubtful risk grades. The specific reserves are determined on a loan-by-loan basis based on management's evaluation of BB&T's exposure for each credit, given the current payment status of the loan and the value of any underlying collateral. Commercial loans for which a specific reserve is provided are excluded from the calculations of general reserves. The allowance calculation also incorporates specific reserves based on the results of measuring impaired loans as required by SFAS No. 114, as described above.

  The unallocated reserve consists of an amount deemed appropriate to cover the elements of imprecision and estimation risk inherent in the general and specific reserves and an amount determined based on management's evaluation of various conditions that are not directly measured by any other component of the allowance. This evaluation includes general economic and business conditions affecting key lending areas, credit quality trends, collateral values, loan volumes and concentrations, seasoning of the loan portfolio, the findings of our internal credit examiners and results from external bank regulatory examinations.

  While management uses the best information available to establish the allowance for loan and lease losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the valuations or, if required by regulators, based upon information available to them at the time of their examinations. Such adjustments to original estimates, as necessary, are made in the period in which these factors and other relevant considerations indicate that loss levels may vary from previous estimates.

Nonperforming Assets

  Nonperforming assets include loans and leases on which interest is not being accrued and foreclosed property. Foreclosed property consists of real estate and other assets acquired through customers' loan defaults. Commercial and unsecured consumer loans and leases are generally placed on nonaccrual status when concern exists that principal or interest is not fully collectible, or when any portion of principal or interest becomes 90 days past due, whichever occurs first. Mortgage loans and most other consumer loans past due 90 days or more may remain on accrual status if management determines that concern over the collectibility of principal and interest is not significant. When loans are placed on nonaccrual status, interest receivable is reversed against interest income in the current period. Interest payments received thereafter are applied as a reduction to the remaining principal balance as long as concern exists as to the ultimate collection of the principal. Loans and leases are removed from nonaccrual status when they become current as to both principal and interest and when concern no longer exists as to the collectibility of principal or interest.

  Assets acquired as a result of foreclosure are carried at the lower of cost or fair value less estimated selling costs. Cost is determined based on the sum of unpaid principal, accrued but unpaid interest and acquisition costs associated with the loan. Any excess of unpaid principal over fair value at the time of foreclosure is charged to the allowance for loan and lease losses. Generally, such properties are appraised annually and the carrying value, if greater than the fair value, less selling costs, is adjusted with a charge to income. Routine maintenance costs, declines in market value and net losses on disposal are included in other noninterest expense.

Premises and Equipment

  Premises, equipment, capital leases and leasehold improvements are stated at cost less accumulated depreciation or amortization. Depreciation is computed principally using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the lesser of the lease terms or the estimated useful lives of the improvements. Capitalized leases are amortized by the same methods as premises and equipment over the estimated useful lives or the lease term, whichever is less. Obligations under capital leases are amortized using the interest method to allocate payments between principal reduction and interest expense.

Income Taxes

  The provision for income taxes is based upon income for financial statement purposes, adjusted for nontaxable income and nondeductible expenses. Deferred income taxes have been provided when different accounting methods have been used in determining income for income tax purposes and for financial reporting purposes. Deferred tax assets and liabilities are recognized based on future tax consequences of the differences arising from their carrying values and respective tax bases. In the event of changes in the tax laws, deferred tax assets and liabilities are adjusted in the period of the enactment of those changes, with effects included in the income tax provision. BB&T and its subsidiaries file a consolidated Federal income tax return. Each subsidiary pays its proportional share of Federal income taxes to BB&T based on its taxable income. Institutions acquired during the current fiscal year file separate Federal income tax returns for the periods prior to consummation of the acquisitions.

Derivatives and Off-Balance Sheet Instruments

  BB&T utilizes a variety of derivative financial instruments to manage various financial risks. These instruments include financial forward and futures contracts, options written and purchased, interest rate caps and floors and interest rate swaps. Management accounts for these financial instruments as hedges when the following conditions are met: (1) the specific assets, liabilities, firm commitments or anticipated transactions (or an identifiable group of essentially similar items) to be hedged expose BB&T to interest rate risk or price risk; (2) the financial instrument reduces that exposure; (3) the financial instrument is designated as a hedge at inception; and (4) at the inception of the hedge and throughout the hedge period, there is a high correlation of changes in the fair value or the net interest income associated with the financial instrument and the hedged items.

  The net interest payable or receivable on interest rate swaps, caps and floors that are designated as hedges is accrued and recognized as an adjustment to the interest income or expense of the related asset or liability. For interest rate forwards, futures and options qualifying as a hedge, gains and losses are deferred and are recognized in income as an adjustment of yield. Gains and losses from early terminations of derivatives are deferred and amortized as yield adjustments over the shorter of the remaining term of the hedged asset or liability or the remaining term of the derivative instrument. Upon disposition or settlement of the asset or liability being hedged, deferral accounting is discontinued and any gains or losses are recognized in income. Derivative financial instruments that fail to qualify as a hedge are carried at fair value with gains and losses recognized in current earnings.

  BB&T utilizes written covered over-the-counter call options on specific securities in the available-for-sale securities portfolio in order to enhance returns. Fees received are deferred and recognized in noninterest income upon exercise or expiration. Written options are carried at estimated fair value. Unrealized and realized gains and losses on written call options are included in the Consolidated Statements of Income as securities gains and losses.

  BB&T also utilizes over-the-counter purchased put options and net purchased put options (combination of purchased put option and written call option) in its mortgage banking activities. These options are used to hedge the mortgage loan inventory and applications and mortgage loans in process against increasing interest rates. Written call options are used in tandem with purchased put options to create a net purchased put option that reduces the cost of the hedge. Net unrealized gains and losses on purchased put options and net purchased put options are included with loans held for sale at the lower of cost or market on an aggregate basis. Realized gains and losses on purchased put options and net purchased put options are included in mortgage banking income.

Per Share Data

  Effective December 31, 1997, BB&T adopted the provisions of SFAS No. 128, "Earnings Per Share." This statement established standards for computing and presenting earnings per share ("EPS") and simplifies the standards for computation previously found in Accounting Principles Board ("APB") Opinion No. 15, "Earnings Per Share," making them more comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS and requires dual presentation of basic and diluted EPS (which replaces the former fully diluted EPS) for all entities with complex capital structures. The EPS information reported herein reflects the implementation of SFAS No. 128. Prior periods have been restated to include the provisions of the statement.

  Basic net income per common share has been computed by dividing net income applicable to common shares by the weighted average number of shares of common stock outstanding during the years presented.

  Diluted net income per common share has been computed by dividing net income, as adjusted for the interest expense related to convertible debt where applicable, by the weighted average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding. Restricted stock grants are considered as issued for purposes of calculating net income per share.

  Weighted average numbers of shares were as follows:

                                                1999        1998        1997
                                             ----------- ----------- -----------
   Basic.................................... 395,871,173 390,777,294 387,666,595
   Diluted.................................. 402,553,284 398,607,854 394,996,137

  On June 23, 1998, BB&T's Board of Directors approved a 2-for-1 stock split in the Corporation's common stock effected in the form of a 100% stock dividend paid August 3, 1998. All per share amounts presented herein and the weighted average shares reflected above have been restated as appropriate to retroactively reflect the stock split.

Intangible Assets

  BB&T's intangible assets consist of the cost in excess of the fair value of net assets acquired in transactions accounted for as purchases (goodwill), premiums paid for acquisitions of deposits (core deposit intangibles) and other identifiable intangible assets. Such assets are included in other assets in the "Consolidated Balance Sheets," and are being amortized on straight-line or accelerated bases over periods ranging from 5 to 25 years. At December 31, 1999, BB&T had $680.9 million in unamortized goodwill and $15.8 million in unamortized core deposit and other intangibles. Negative goodwill is created when the fair value of the net assets purchased exceeds the purchase price. Such balances are included in other liabilities in the "Consolidated Balance Sheets" and are being amortized over periods ranging from 10 to 15 years. At December 31, 1999, BB&T had negative goodwill totaling $20.5 million, net of accumulated amortization.

Mortgage Servicing Rights

  In May 1995, the FASB issued SFAS No. 122, "Accounting for Mortgage Servicing Rights," which amends SFAS No. 65, "Accounting for Certain Mortgage Banking Activities." This statement was superseded by SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which BB&T adopted on January 1, 1997. SFAS No. 122, as superseded by SFAS No. 125, requires that mortgage banking enterprises recognize, as separate assets, rights to service mortgage loans for others, however those servicing rights are acquired. Amounts paid to acquire the right to service mortgage loans are capitalized and amortized over the estimated lives of the loans to which they relate. BB&T also capitalizes servicing rights on loans originated internally as required under the statement. SFAS No. 122 further requires mortgage banking enterprises to assess their capitalized mortgage servicing rights for impairment based on the fair value of those rights. At December 31, 1999, BB&T had capitalized mortgage servicing rights totaling $189.8 million. Income from mortgage servicing fees is reflected as mortgage banking income on the Consolidated Statements of Income.

Changes in Accounting Principles and Effects of New Accounting Pronouncements

  In February of 1997, the FASB issued SFAS No. 128, "Earnings Per Share," as discussed above. The statement was effective for financial statements issued for periods ending after December 15, 1997, including interim periods, and requires restatement of all prior periods presented. Accordingly, BB&T adopted the provisions of the statement effective December 31, 1997, including retroactive restatement of prior periods. The implementation of the statement did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

  In February of 1997, the FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure," which establishes standards for disclosing information about an entity's capital structure by continuing and amending existing standards. The statement was effective for financial statements for periods ending after December 15, 1997. Management determined that BB&T was and is in compliance with the disclosure requirements of SFAS No. 129, and, therefore, the implementation of the statement did not affect the capital structure disclosures made by BB&T.

  In June of 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and displaying comprehensive income (revenues, expenses, gains and losses) in a full set of general purpose financial statements. Comprehensive income is the nonshareholder-related change in equity (net assets) of a company during a period from transactions and other events. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997, including interim periods, and requires restatement of all prior periods presented. BB&T adopted the provisions of the statement effective January 1, 1998, including retroactive application to prior periods. The standard does not address issues of recognition or measurement of comprehensive income; therefore, the implementation of the statement did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

  In June of 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for the way that business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. BB&T adopted the provisions of the statement effective December 31, 1998. The standard does not address issues of recognition or measurement and, therefore, the implementation of the statement did not have an impact on the consolidated financial position or consolidated results of operations of BB&T. See Note S. in the "Notes to Consolidated Financial Statements" for disclosures related to the implementation of this statement.

  In March of 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which revises the disclosure requirements for pensions and other postretirement benefit plans. BB&T adopted the provisions of this statement effective December 31, 1998, including restatement of all prior periods presented. The statement does not address issues of recognition or measurement and, therefore, the implementation of the statement did not have an impact on BB&T's consolidated financial position or consolidated results of operations. See Note L. in the "Notes to Consolidated Financial Statements" for disclosures related to the implementation of this statement.

  During the first quarter of 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") No. 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires capitalization of computer software costs that meet certain criteria. BB&T adopted the provisions of this statement effective January 1, 1999. This implementation of the SOP did not have a material effect on BB&T's consolidated financial position or consolidated results of operations.

  In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133," which delays the original effective date of SFAS No. 133 until fiscal years beginning after June 15, 2000. In June of 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which amends SFAS No. 133. SFAS No. 138 addresses a limited number of issues related to the implementation of SFAS No. 133.

  The notional amount of derivative financial instruments held at September 30, 2000, was $2.7 billion with unrealized gains of $1.4 million compared to $2.0 billion with unrealized gains of $4.5 million at December 31, 1999. The transition obligation related to the adoption of SFAS No. 133, as amended, is not expected to have a material effect on BB&T's consolidated financial position or consolidated results of operations. Additionally, management believes that substantially all of BB&T's derivatives should qualify for hedge accounting and be highly effective in offsetting the hedged risk. Accordingly, the adoption of SFAS No. 133, as amended, is not expected to have a material impact on BB&T's consolidated financial position or consolidated results of operations.

  During the second quarter of 1998, the American Institute of Certified Public Accountants issued SOP 98-5, "Accounting for Start-up Costs." SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs and requires start-up costs to be expensed as incurred. BB&T adopted the provisions of the SOP effective January 1, 1999. The adoption of the statement did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

  During October 1998, the FASB issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise." The statement amends SFAS No. 65, "Accounting for Certain Mortgage Banking Activities." BB&T adopted the provisions of the statement effective January 1, 1999. The implementation of the statement did not have a material impact on BB&T's consolidated financial position or consolidated results of operations.

  In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which replaces SFAS No. 125. SFAS No. 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS No. 125's provisions without reconsideration. The statements provide accounting and reporting standards for such transactions based on consistent application of a financial components approach that focuses on control. Under this approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. Portions of the statement are effective immediately and have been adopted by BB&T. Other portions become effective for transactions occurring after March 31, 2001. The adoption of the continuing provisions of SFAS No. 125 did not have a material impact on BB&T's consolidated financial position or consolidated results of operations. Management does not anticipate that the adoption of the new provisions of SFAS No. 140 will have a material impact on BB&T's consolidated financial position or consolidated results of operations.

Supplemental Disclosures of Cash Flow Information

  As referenced in the "Consolidated Statements of Cash Flows," BB&T acquired assets and assumed liabilities in transactions accounted for under the purchase method of accounting. The fair values of these assets acquired and liabilities assumed, at acquisition, were as follows:

                                                1999       1998       1997
                                              ---------  ---------  ---------
                                                 (Dollars in thousands)
   Fair Value of Net Assets acquired......... $ 101,722  $ 116,701  $ 138,029
   Purchase Price............................  (288,984)  (310,618)  (287,031)
                                              ---------  ---------  ---------
   Excess of Purchase Price over Net Assets
    acquired................................. $(187,262) $(193,917) $(149,002)
                                              =========  =========  =========

Income and Expense Recognition

  Items of income and expense are recognized using the accrual basis of accounting, except for some immaterial amounts that are recognized when received or paid.

NOTE B. Mergers and Acquisitions

  The following table presents summary information with respect to mergers and acquisitions completed during the last three years and during 2000:

                 Summary of Completed Mergers and Acquisitions

      Date of                                                                                         Accounting    Goodwill
    Acquisition                 Acquired Institution                 Headquarters      Total Assets     Method      Recorded
 ------------------  ------------------------------------------- -------------------- --------------- ---------- ---------------
    July 6, 2000     One Valley Bancorp, Inc.                       Charleston, W.Va. $   6.4 billion   Pooling  $           N/A
   June 15, 2000     First Banking Company of Southeast Georgia       Statesboro, Ga.   420.0 million   Pooling              N/A
   June 13, 2000     Hardwick Holding Company                             Dalton, Ga.   507.2 million   Pooling              N/A
  January 13, 2000   Premier Bancshares, Inc.                            Atlanta, Ga.     2.0 billion   Pooling              N/A
--------------------------------------------------------------------------------------------------------------------------------
 November 10, 1999   First Liberty Financial Corp.                         Macon, Ga. $   1.7 billion   Pooling  $           N/A
  August 27, 1999    Matewan BancShares, Inc.                       Williamson, W.Va.   734.7 million  Purchase     92.8 million
   July 14, 1999     Mason-Dixon Bancshares, Inc.                    Westminster, Md.     1.2 billion   Pooling              N/A
    July 9, 1999     First Citizens Corporation                           Newnan, Ga.   417.8 million   Pooling              N/A
   March 26, 1999    Scott & Stringfellow Financial, Inc.               Richmond, Va.   262.1 million  Purchase     72.8 million
   March 5, 1999     MainStreet Financial Corporation               Martinsville, Va.     2.0 billion   Pooling              N/A
--------------------------------------------------------------------------------------------------------------------------------
 September 30, 1998  Maryland Federal Bancorp, Inc.                  Hyattsville, Md. $   1.3 billion  Purchase  $ 158.8 million
    July 1, 1998     Franklin Bancorporation Inc.                    Washington, D.C.   674.9 million   Pooling              N/A
   June 30, 1998     W.E. Stanley & Company Inc.                     Greensboro, N.C.    12.2 million  Purchase     10.3 million
   June 18, 1998     Dealers' Credit Inc.                        Menomonee Falls, Wi.    41.3 million  Purchase      9.5 million
   March 1, 1998     Life Bancorp, Inc.                                  Norfolk, Va.     1.5 billion   Pooling              N/A
--------------------------------------------------------------------------------------------------------------------------------
  December 1, 1997   Virginia First Financial Corporation             Petersburg, Va. $ 822.9 million  Purchase  $  89.5 million
  October 1, 1997    Craigie Incorporated                               Richmond, Va.   138.7 million  Purchase      6.8 million
   July 31, 1997     Refloat, Inc.                                   Mount Airy, N.C.    48.4 million  Purchase      3.0 million
    July 1, 1997     United Carolina Bancshares Corporation          Whiteville, N.C.     4.5 billion   Pooling              N/A
    May 20, 1997     Phillips Factors Corporation (BB&T Factors)     High Point, N.C.    43.5 million  Purchase     11.1 million
   March 1, 1997     Fidelity Financial Bankshares Corporation          Richmond, Va.   329.2 million  Purchase     37.9 million
--------------------------------------------------------------------------------------------------------------------------------
                                   BB&T Common
                       Goodwill   Shares Issued
      Date of        Amortization  to Complete
    Acquisition         Period     Transaction
-------------------- ------------ -------------
    July 6, 2000            N/A   43.1 million
   June 15, 2000            N/A    4.1 million
   June 13, 2000            N/A    3.9 million
  January 13, 2000          N/A   16.8 million
--------------------------------------------------------------------------------------------------------------------------------
 November 10, 1999          N/A   12.4 million
  August 27, 1999      15 Years    3.2 million
   July 14, 1999            N/A    6.6 million
    July 9, 1999            N/A    3.2 million
   March 26, 1999      15 Years    3.6 million
   March 5, 1999            N/A   16.8 million
--------------------------------------------------------------------------------------------------------------------------------
 September 30, 1998    15 Years    8.7 million
    July 1, 1998            N/A    4.9 million
   June 30, 1998       15 Years        174,000
   June 18, 1998       15 Years        115,000
   March 1, 1998            N/A   11.6 million
--------------------------------------------------------------------------------------------------------------------------------
  December 1, 1997     15 Years    3.8 million
  October 1, 1997      25 Years        926,000
   July 31, 1997       15 Years        750,000
    July 1, 1997            N/A   55.4 million
    May 20, 1997       15 Years            N/A
   March 1, 1997       15 Years    3.2 million
--------------------------------------------------------------------------------------------------------------------------------

N/A--Not Applicable

  The table above does not include mergers and acquisitions of acquired companies.

  During 2000, BB&T acquired five insurance agencies, which were accounted for as purchases. In conjunction with these transactions, BB&T issued 1.1 million shares of common stock and recorded $30.4 million in goodwill, which is being amortized using the straight-line method over 15 years. During 1999, BB&T acquired eleven insurance agencies and the books of business from another agency. These acquisitions were accounted for as purchases. In conjunction with the transactions, BB&T issued a total of 1.5 million shares of common stock and recorded $52.8 million of goodwill, which is being amortized using the straight-line method over 15 years. During 1998, BB&T acquired four insurance agencies and the book of business of another agency. These acquisitions were accounted for as purchases. In conjunction with these transactions, BB&T issued approximately 475,000 shares of common stock and recorded $17.5 million of goodwill, which is being amortized using the straight-line method over 15 years.

  For acquisitions accounted for under the purchase method of accounting, the financial information contained herein includes data relevant to the acquirees since the date of acquisition. The following unaudited presentation reflects key line items on a Pro Forma basis as if these purchase transactions had been acquired as of the beginning of the years presented:

                                                            For the Years Ended
                                                           ---------------------
                                                              1999       1998
                                                           ---------- ----------
                                                                (Dollars in
                                                           thousands, except per
                                                                share data)
   Total revenues......................................... $2,858,813 $2,616,163
                                                           ========== ==========
   Net income............................................. $  697,721 $  646,439
                                                           ========== ==========
   Basic EPS.............................................. $     1.76 $     1.65
                                                           ========== ==========
   Diluted EPS............................................ $     1.73 $     1.62
                                                           ========== ==========

  Under the provisions of SFAS No. 38, "Accounting for Preacquisition Contingencies of Purchase Enterprises," BB&T typically provides an allocation period, not to exceed one year, to identify and quantify the assets acquired and liabilities assumed in business combinations accounted for as purchases. Management currently does not anticipate any material adjustments to the assigned values of the assets and liabilities of acquired companies.

  For acquisitions accounted for as poolings of interests, the financial information contained herein has been restated to include the accounts of the merged institutions. The following presentation reflects key line items on an historical basis for BB&T, Hardwick, First Banking Company and One Valley, and on a pro forma combined basis assuming the mergers were effective as of and for the periods presented.

                                        Historical Basis
                          --------------------------------------------
                                                   First                   BB&T
                              BB&T     Hardwick   Banking  One Valley    restated
                          ------------ --------- --------- ----------- ------------
                                (Dollars in thousands, except per share data)
As of/For the Year Ended
 December 31, 1999
------------------------
Net interest income.....  $  1,658,082 $  21,757 $  21,644 $   231,465 $  1,932,948
Net income..............       614,360     3,453     6,937      80,824      705,574
Net earnings per share
  Basic.................          1.78       .83      1.24        2.39         1.78
  Diluted...............          1.75       .83      1.24        2.37         1.75
Assets..................    45,479,056   520,290   421,043   6,580,447   53,000,836
Deposits................    28,791,574   436,816   338,389   4,580,864   34,147,643
Shareholders' equity....     3,396,411    53,073    55,406     558,729    4,063,619


As of/For the Year Ended
 December 31, 1998
------------------------
Net interest income.....  $  1,497,487 $  21,430 $  20,064 $   220,724 $  1,759,705
Net income..............       566,948     5,087     6,664      73,045      651,744
Net earnings per share
  Basic.................          1.67      1.27      1.22        2.19         1.67
  Diluted...............          1.63      1.26      1.22        2.15         1.64
Assets..................    41,243,749   536,920   446,245   5,963,580   48,190,494
Deposits................    27,842,986   442,536   375,684   4,552,888   33,214,094
Shareholders' equity....     3,326,602    56,117    52,677     595,533    4,030,929

Pending Mergers and Acquisitions

  On July 27, 2000, BB&T announced plans to merge with FCNB Corp, of Frederick, Maryland. FCNB Corp has approximately $1.6 billion in assets and operates 34 banking offices, primarily in central Maryland. FCNB Corp's shareholders will receive .725 shares of BB&T common stock in exchange for each share of FCNB Corp held. The transaction is expected to be accounted for as a pooling of interests and projected to close in the first quarter of 2001.

  On August 23, 2000, BB&T announced plans to acquire BankFirst Corporation ("BankFirst"), of Knoxville, Tennessee. BankFirst has approximately $848.8 million in assets and operates 32 banking offices in eastern Tennessee. In conjunction with the acquisition, shareholders of BankFirst will receive .4554 shares of BB&T common stock in exchange for each share of BankFirst common stock held. The transaction is expected to be accounted for as a purchase and projected to close in the fourth quarter of 2000.

  On September 6, 2000, BB&T announced plans to acquire FirstSpartan Financial Corp. ("FirstSpartan"), of Spartanburg, South Carolina. FirstSpartan has approximately $586 million in assets and operates 11 banking offices in the Upstate Region of South Carolina. In conjunction with the acquisition, shareholders of FirstSpartan will receive 1.0 share of BB&T common stock in exchange for each share of FirstSpartan common stock held. The transaction is expected to be accounted for as a purchase and is projected to close in the first quarter of 2001.

NOTE C. Securities

  The amortized costs and approximate fair values of securities held to maturity and available for sale were as follows:

                                     December 31, 1999                        December 31, 1998
                          ---------------------------------------- ----------------------------------------
                                      Gross Unrealized                         Gross Unrealized
                           Amortized  ----------------  Estimated   Amortized  ----------------  Estimated
                             Cost      Gains   Losses  Fair Value     Cost      Gains   Losses  Fair Value
                          ----------- ------- -------- ----------- ----------- -------- ------- -----------
                                                       (Dollars in thousands)
Securities held to
 maturity:
 U.S. Treasury,
  government and agency
  obligations...........  $    23,184 $     4 $      6 $    23,182 $    59,823 $    354 $     2 $    60,175
 Mortgage-backed
  securities............          --      --       --          --       71,663      953     351      72,265
 States and political
  subdivisions..........      379,822   2,580    8,948     373,454     533,371   17,921     703     550,589
 Other securities.......        1,891     --       --        1,891       8,786      215     --        9,001
                          ----------- ------- -------- ----------- ----------- -------- ------- -----------
 Total securities held
  to maturity...........      404,897   2,584    8,954     398,527     673,643   19,443   1,056     692,030
                          ----------- ------- -------- ----------- ----------- -------- ------- -----------
Securities available for
 sale:
 U.S. Treasury,
  government and agency
  obligations...........    5,762,670   1,716  175,600   5,588,786   4,863,895   65,474   4,776   4,924,593
 Mortgage-backed
  securities............    4,376,959   5,129  125,084   4,257,004   4,571,346   47,354  13,243   4,605,457
 States and political
  subdivisions..........      639,225   8,692   32,039     615,878     224,272    5,323     252     229,343
 Equity and other
  securities............    1,973,599     516  177,961   1,796,154   1,395,285   22,930   3,854   1,414,361
                          ----------- ------- -------- ----------- ----------- -------- ------- -----------
 Total securities
  available for sale....   12,752,453  16,053  510,684  12,257,822  11,054,798  141,081  22,125  11,173,754
                          ----------- ------- -------- ----------- ----------- -------- ------- -----------
 Total securities.......  $13,157,350 $18,637 $519,638 $12,656,349 $11,728,441 $160,524 $23,181 $11,865,784
                          =========== ======= ======== =========== =========== ======== ======= ===========

  Securities with a book value of approximately $6.6 billion and $6.2 billion at December 31, 1999 and 1998, respectively, were pledged to secure municipal deposits, securities sold under agreements to repurchase, Federal Reserve discount window borrowings and for other purposes as required by law.

  At December 31, 1999 and 1998, there were no concentrations of investments in obligations of states and political subdivisions that were payable from the same taxing authority or secured by the same revenue source that exceeded ten percent of shareholders' equity. Trading securities totaling $93.2 million in 1999 and $60.4 million in 1998 are excluded from the accompanying tables.

  Proceeds from sales of securities during 1999, 1998 and 1997 were $874.8 million, $1.6 billion and $2.1 billion, respectively. Gross gains of $4.0 million, $16.1 million and $10.1 million and gross losses of $10.1 million, $6.0 million and $4.2 million were realized on those sales in 1999, 1998 and 1997, respectively.

  The amortized cost and estimated fair value of the securities portfolio at December 31, 1999, by contractual maturity, are shown in the accompanying table. The expected life of mortgage-backed securities will differ from contractual maturities because borrowers may have the right to call or prepay the underlying mortgage loans with or without call or prepayment penalties. For purposes of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the weighted average contractual maturities of underlying collateral.

                                                 December 31, 1999
                                    -------------------------------------------
                                     Held to Maturity     Available for Sale
                                    ------------------- -----------------------
                                              Estimated
                                    Amortized   Fair     Amortized   Estimated
                                      Cost      Value      Cost     Fair Value
                                    --------- --------- ----------- -----------
                                              (Dollars in thousands)
Debt Securities:
  Due in one year or less.......... $ 80,174  $ 80,240  $ 1,247,217 $ 1,243,722
  Due after one year through five
   years...........................  186,713   186,765    3,615,996   3,522,248
  Due after five years through ten
   years...........................  123,373   116,801    2,028,912   1,947,183
  Due after ten years..............   12,746    12,830    4,540,937   4,225,108
                                    --------  --------  ----------- -----------
    Total debt securities.......... $403,006  $396,636  $11,433,062 $10,938,261
                                    ========  ========  =========== ===========

NOTE D. Loans and Leases

  Loans and leases were composed of the following:

                                                             December 31,
                                                        -----------------------
                                                           1999        1998
                                                        ----------- -----------
                                                        (Dollars in thousands)
   Loans:
     Commercial, financial and agricultural............ $ 5,382,373 $ 5,055,051
     Real estate--construction and land development....   3,818,396   2,932,284
     Real estate--mortgage.............................  20,237,959  18,272,695
     Consumer..........................................   4,589,510   4,035,015
                                                        ----------- -----------
       Loans held for investment.......................  34,028,238  30,295,045
   Leases:.............................................   2,606,002   1,620,326
                                                        ----------- -----------
       Total loans and leases..........................  36,634,240  31,915,371
         Less: unearned income.........................   1,245,177     725,092
                                                        ----------- -----------
         Loans and leases, net of unearned income...... $35,389,063 $31,190,279
                                                        =========== ===========

  The net investment in direct financing leases was $1.5 billion and $986.9 million at December 31, 1999 and 1998, respectively. BB&T had loans held for sale at December 31, 1999 and 1998 totaling $367.2 million and $1.3 billion, respectively.

  BB&T had $24.4 billion in loans secured by real estate at December 31, 1999. However, these loans were not concentrated in any specific market or geographic area other than the Banks' primary markets.

  The following table sets forth certain information regarding BB&T's impaired loans as defined under SFAS No. 114.

                                                               December 31,
                                                              ----------------
                                                               1999     1998
                                                              -------  -------
                                                                (Dollars in
                                                                thousands)
   Total recorded investment--impaired loans................  $39,107  $50,749
                                                              -------  -------
   Total recorded investment with related valuation
    allowance...............................................   39,107   49,368
   Valuation allowance assigned to impaired loans...........   (8,335)  (9,791)
                                                              -------  -------
     Net carrying value--impaired loans.....................  $30,772  $39,577
                                                              =======  =======
   Average balance of impaired loans........................  $36,558  $57,996
                                                              =======  =======
   Cash basis interest income recognized on impaired loans..  $   822  $   440
                                                              =======  =======

  The following table provides an analysis of loans made to directors, executive officers and their interests, which in the aggregate exceeded $60,000 at any time during 1999. All amounts shown represent loans made by BB&T's subsidiary banks in the ordinary course of business at the Banks' normal credit terms, including interest rate and collateralization prevailing at the time for comparable transactions with other persons.

                                                          (Dollars in thousands)
                                                          ----------------------
   Balance, December 31, 1998............................       $ 309,414
     Additions...........................................         133,342
     Reductions..........................................        (105,920)
                                                                ---------
   Balance, December 31, 1999............................       $ 336,836
                                                                =========

NOTE E. Allowance for Loan and Lease Losses

  An analysis of the allowance for loan and lease losses is presented in the following table:

                                              For the Years Ended December
                                                           31,
                                              -------------------------------
                                                1999       1998       1997
                                              ---------  ---------  ---------
                                                 (Dollars in thousands)
   Beginning Balance......................... $ 442,341  $ 388,867  $ 346,111
     Provision for losses charged to
      expense................................   114,433    114,729    123,096
     Allowances of purchased companies.......    10,392     25,087     17,439
     Loans and leases charged-off............  (122,478)  (114,752)  (123,486)
     Recoveries of previous charge-offs......    32,303     28,346     25,707
                                              ---------  ---------  ---------
       Net loans and leases charged-off......   (90,175)   (86,406)   (97,779)
                                              ---------  ---------  ---------
     Reconciliation of fiscal year of merged
      companies to calander year.............       305         64         --
                                              ---------  ---------  ---------
   Ending Balance............................ $ 477,296  $ 442,341  $ 388,867
                                              =========  =========  =========

  At December 31, 1999, 1998 and 1997, loans not currently accruing interest totaled $119.0 million, $119.1 million and $128.1 million, respectively. Loans 90 days or more past due and still accruing interest totaled $60.0 million, $63.3 million and $57.0 million, at December 31, 1999, 1998 and 1997, respectively. The gross interest income that would have been earned during 1999 if the outstanding nonaccrual loans and leases had been current in accordance with the original terms and had been outstanding throughout the period (or since origination, if held for part of the period) was approximately $10.8 million. Foreclosed property totaled $31.9 million, $37.2 million and $46.8 million at December 31, 1999, 1998 and 1997, respectively.

NOTE F. Premises and Equipment

  A summary of premises and equipment is presented in the accompanying table:

                                                              December 31,
                                                          ---------------------
                                                             1999       1998
                                                          ---------- ----------
                                                               (Dollars in
                                                               thousands)
   Land and land improvements............................ $  139,545 $  129,415
   Buildings and building improvements...................    555,608    531,842
   Furniture and equipment...............................    564,877    546,668
   Capitalized leases on premises and equipment..........      3,945      5,069
                                                          ---------- ----------
                                                           1,263,975  1,212,994
   Less--accumulated depreciation and amortization.......    550,886    526,501
                                                          ---------- ----------
     Net premises and equipment.......................... $  713,089 $  686,493
                                                          ========== ==========

  Depreciation expense, which is included in occupancy and equipment expense, was $101.5 million, $89.1 million and $81.8 million in 1999, 1998 and 1997, respectively.

  BB&T has noncancelable leases covering certain premises and equipment. Total rent expense applicable to operating leases was $64.0 million, $43.7 million and $59.6 million for 1999, 1998 and 1997, respectively. Future minimum lease payments for operating and capitalized leases for years subsequent to 1999 are as follows:

                                                                Leases
                                                         ---------------------
                                                         Operating Capitalized
                                                         --------- -----------
                                                              (Dollars in
                                                              thousands)
   Years ended December 31:
     2000............................................... $ 38,096    $  445
     2001...............................................   34,485       394
     2002...............................................   28,869       395
     2003...............................................   24,423       355
     2004...............................................   22,372       303
     2005 and years later...............................  107,645     2,784
                                                         --------    ------
   Total minimum lease payments......................... $255,890     4,676
                                                         ========
   Less--amount representing interest...................              2,141
                                                                     ------
   Present value of net minimum payments on capitalized
    leases (Note I).....................................             $2,535
                                                                     ======

NOTE G. Loan Servicing

  The following is an analysis of capitalized mortgage servicing rights included in other assets in the Consolidated Balance Sheets:

                                                                Capitalized
                                                                 Mortgage
                                                             Servicing Rights
                                                             ------------------
                                                               1999      1998
                                                             --------  --------
                                                                (Dollars in
                                                                thousands)
   Balance, January 1,...................................... $119,613  $ 79,250
     Amount capitalized.....................................   79,437    86,954
     Amount sold............................................       --    (1,118)
     Amortization expense...................................  (28,730)  (28,042)
     Change in valuation allowance..........................   19,489   (17,431)
                                                             --------  --------
   Balance, December 31,.................................... $189,809  $119,613
                                                             ========  ========

  Capitalized mortgage servicing rights are being amortized on a disaggregated loan basis using an accelerated method over the estimated life of the underlying loans. The servicing rights portfolio is analyzed each quarter to identify possible impairment using a disaggregated discounted cash flow methodology that is stratified by predominant risk characteristics. These characteristics include stratification based on interest rates in intervals of 150 basis points, type of loan and maturity of loan.

  Following is an analysis of the aggregate changes in the valuation allowance for mortgage servicing rights in 1999 and 1998 including the effects of related hedging instruments:

                                                                 Valuation
                                                               Allowance for
                                                                  Mortgage
                                                              Servicing Rights
                                                              -----------------
                                                                1999     1998
                                                              --------  -------
                                                                (Dollars in
                                                                 thousands)
   Balance, January 1,....................................... $ 21,031  $ 3,600
     Additions...............................................      462   17,704
     Reductions..............................................  (19,951)    (273)
                                                              --------  -------
   Balance, December 31,..................................... $  1,542  $21,031
                                                              ========  =======

  Mortgage loans serviced for others are not included in loans on the accompanying Consolidated Balance Sheets. The unpaid principal balances of mortgage loans serviced for others were $15.2 billion and $12.7 billion at December 31, 1999 and 1998, respectively.

NOTE H. Short-Term Borrowed Funds

  Short-term borrowed funds are summarized as follows:

                                                              December 31,
                                                          ---------------------
                                                             1999       1998
                                                          ---------- ----------
                                                               (Dollars in
                                                               thousands)
   Federal funds purchased............................... $  304,793 $  960,717
   Term Federal funds purchased..........................         --     25,000
   Securities sold under agreements to repurchase........  2,639,879  2,349,138
   Master notes..........................................    698,704    675,141
   U.S. Treasury tax and loan deposit notes payable......  1,252,469    194,293
   Short-term Federal Home Loan Bank advances............    461,657    272,250
   Short-term bank notes.................................  1,645,000     73,181
   Other short-term borrowed funds.......................    969,371    266,014
                                                          ---------- ----------
     Total short-term borrowed funds..................... $7,971,873 $4,815,734
                                                          ========== ==========

  Federal funds purchased represent unsecured borrowings from other banks and generally mature daily. Term Federal funds purchased are identical to Federal funds; however, maturities vary and are greater than one day. Securities sold under agreements to repurchase are borrowings collateralized by securities of the U.S. Government or its agencies and have maturities ranging from one to ninety days. U.S. Treasury tax and loan deposit notes payable are payable upon demand to the U.S. Treasury. Master notes are unsecured, non-negotiable obligations of BB&T (variable rate commercial paper). Short-term Federal Home Loan Bank advances deposit notes generally mature daily. Short-term bank notes are unsecured borrowings issued by the banking subsidiaries that generally mature in less than one year.

NOTE I. Long-Term Debt

  Long-term debt is summarized as follows:

                                                              December 31,
                                                          ---------------------
                                                             1999       1998
                                                          ---------- ----------
                                                               (Dollars in
                                                               thousands)
Capitalized leases, varying maturities to 2028 with
 rates from 8.11% to 12.65%. Balance represents the
 unamortized amounts due on leases of various
 facilities.............................................  $    2,535 $    3,507
Medium-term bank notes, unsecured, varying maturities to
 2008 with variable rates from 5.279% to 7.48%..........     969,945  1,389,890
Advances from Federal Home Loan Bank, varying maturities
 to 2018 with rates from 1.00% to 8.75%.................   4,115,086  3,113,399
Subordinated Notes, unsecured, dated May 21, 1996, June
 3, 1997 and June 30, 1998 (1); maturing May 23, 2003,
 June 15, 2007 and June 30, 2025; with interest rates of
 7.05%, 7.25% and 6.375%, respectively. (2).............     857,272    859,303
CMO Bonds, secured by investments, dated 1985, callable
 July 1, 2001, with an interest rate of 11.25%..........       8,128     10,558
Corporation-obligated mandatorily redeemable capital
 securities, dated June 15, 1997, maturing June 15,
 2027, with interest at 10.07%; June 15, 1997, maturing
 June 15, 2028, with interest at 8.40%; November 19,
 1997, maturing November 19, 2027, with interest at
 8.90%; and November 30, 1997, maturing December 31,
 2007, with interest at 9.00% (3).......................     117,987    116,750
Other mortgage indebtedness.............................       2,475      6,466
                                                          ---------- ----------
  Total long-term debt..................................  $6,073,428 $5,499,873
                                                          ========== ==========

--------
(1) The $350 million in subordinated debt, issued June 30, 1998, is mandatorally puttable to BB&T on June 30, 2005, and contains a remarketing option that allows the debt to be reissued by the holder of the option to the stated maturity of June 30, 2025.
(2) Subordinated notes qualify under the risk-based capital guidelines as Tier 2 supplementary capital.
(3) Securities qualify under the risk-based capital guidelines as Tier 1 capital.

  Excluding the capitalized leases set forth in Note F, future debt maturities are $1.4 billion, $665.2 million, $172.0 million, $297.4 million and $7.2 million for the next five years. The maturities for 2005 and later years total $3.5 billion.

NOTE J. Shareholders' Equity

  The authorized capital stock of BB&T consists of 500,000,000 shares of common stock, $5 par value, and 5,000,000 shares of preferred stock, $5 par value. At December 31, 1999, 398,742,188 shares of common stock and no shares of preferred stock were issued and outstanding.

Stock Option Plans

  At December 31, 1999, BB&T had the following stock-based compensation plans: the 1994 and 1995 Omnibus Stock Incentive Plans ("Omnibus Plans"), the Incentive Stock Option Plan ("ISOP"), the Non-Qualified Stock Option Plan ("NQSOP") and the Non-Employee Directors' Stock Option Plan ("Directors' Plan"), which are described below. BB&T accounts for these plans under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for these plans been determined based on the fair value at the grant dates for awards under those plans granted after December 31, 1994, consistent with the method described by SFAS No. 123, BB&T's pro forma net income and pro forma earnings per share would have been as follows:

                                                        For the Years Ended
                                                            December 31,
                                                     --------------------------
                                                       1999     1998     1997
                                                     -------- -------- --------
                                                       (Dollars in thousands,
                                                       except per share data)
   Net income applicable to common shares:
     As reported.................................... $705,574 $651,744 $501,613
     Pro Forma......................................  687,295  638,991  491,807
   Basic EPS:
     As reported....................................     1.78     1.67     1.29
     Pro Forma......................................     1.74     1.64     1.27
   Diluted EPS:
     As reported....................................     1.75     1.64     1.27
     Pro Forma......................................     1.71     1.60     1.25

  The SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995; therefore, the weighted average fair value of options granted prior to that date has not been calculated. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1999, 1998 and 1997, respectively: dividend yield of 2.5% in 1999, 2.4% in 1998 and 2.7% in 1997; expected volatility of 25% in 1999, 24% in 1998 and 22% in 1997; risk free interest rates of 5.3%, 5.7% and 6.2% for 1999, 1998 and 1997, respectively; and expected lives of 6.0 years, 6.3 years and 6.3 years for 1999, 1998 and 1997, respectively.

  Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

 In April, 1994 and February, 1995, the shareholders approved the Omnibus Plans which cover the award of incentive stock options, non-qualified stock options, shares of restricted stock, performance shares and stock appreciation rights. In April 1996, the shareholders approved an amendment to the 1995 Omnibus Plan that increased the maximum number of shares issuable under the terms of the plan, after giving effect to the August 3, 1998, 2-for-1 stock split, to 12,000,000. The provisions of the 1995 Omnibus Plan also provide for an automatic increase in the authorized number of shares issuable, equal to 3% of any increase in the Corporation's outstanding common shares. Including options authorized under these provisions, the maximum number of shares issuable under the plan was 16,601,000 at December 31, 1999. The combined shares issuable under both Omnibus Plans, after giving effect to the 2-for-1 stock split and the automatic increase provided by the terms of the 1995 Omnibus Plan, is 24,601,000 at December 31, 1999. The Omnibus Plans are intended to allow BB&T to recruit and retain employees with ability and initiative and to associate the employees' interests with those of BB&T and its shareholders. At December 31, 1999, 9,448,043 qualified stock options at prices ranging from $4.29 to $51.41 and 4,786,292 non-qualified stock options at prices ranging from $.005 to $56.98 were outstanding. The stock options generally vest over 3 years and have a 10-year term.

  The ISOP and the NQSOP were established to retain key officers and key management employees and to offer them the incentive to use their best efforts on behalf of BB&T. The plans, which expire on December 19, 2000, further provide for up to 2,202,000 shares of common stock to be reserved for the granting of options, which have a four year vesting schedule and must be exercised within ten years from the date granted. Incentive stock options granted must have an exercise price equal to at least 100% of the fair market value of common stock on the date granted, and the non-qualified stock options must have an exercise price equal to at least 85% of the fair market value on the date granted. At December 31, 1999, options to purchase 142,526 shares of common stock at prices ranging from $4.75 to $8.375 were outstanding pursuant to the NQSOP. At December 31,1999, options to purchase 102,546 shares of common stock at an exercise price of $9.8885 were outstanding pursuant to the ISOP.

  The Directors' Stock Option Plan is intended to provide incentives to non-employee directors to remain on the Board of Directors and share in the profitability of BB&T. The plan creates a deferred compensation system for participating non-employee directors. Each non-employee director may elect to defer 0%, 50% or 100% of the annual retainer fee for each calendar year and apply that percentage toward the grant of options to purchase BB&T common stock. Such elections are required to be in writing and are irrevocable for each calendar year. The exercise price at which shares of BB&T common stock may be purchased shall be equal to 75% of the market value of the common stock as of the date of grant. Options are vested in six months and may be exercised anytime thereafter until the expiration date, which is 10 years from the date of grant. The Directors' Plan provides for the reservation of up to 1,800,000 shares of BB&T common stock. At December 31, 1999, options to purchase 814,370 shares of common stock at prices ranging from $6.3578 to $28.8719 were outstanding pursuant to the Directors' Plan.

  BB&T also has options outstanding that were granted by certain acquired companies. These options, which have not been included in the plans described above, totaled 166,742 as of December 31, 1999, with option prices ranging from $1.3334 to $11.8535.

  A summary of the status of the Company's stock option plans at December 31, 1999, 1998 and 1997 and changes during the years then ended is presented below:

                                  1999                  1998                  1997
                          --------------------- --------------------- ---------------------
                                      Wtd. Avg.             Wtd. Avg.             Wtd. Avg.
                                      Exercise              Exercise              Exercise
                            Shares      Price     Shares      Price     Shares      Price
                          ----------  --------- ----------  --------- ----------  ---------
Outstanding at beginning
 of year................  15,508,850   $15.14   16,308,031   $11.21   16,939,077   $ 9.29
Granted.................   3,146,317    34.01    3,392,532    28.03    3,032,363    18.09
Exercised...............  (2,907,228)   10.89   (4,046,474)    9.49   (3,494,915)    7.79
Forfeited or Expired....    (287,420)   36.28     (145,239)   22.21     (168,494)   13.15
                          ----------   ------   ----------   ------   ----------   ------
Outstanding at end of
 year...................  15,460,519   $19.38   15,508,850   $15.14   16,308,031   $11.21
                          ==========   ======   ==========   ======   ==========   ======
Options exercisable at
 year-end...............  12,983,505   $16.49   12,110,860   $12.08   13,709,765   $10.04
                          ==========   ======   ==========   ======   ==========   ======

  The weighted average fair value of options granted was $9.11, $8.61 and $4.94 per option at December 31, 1999, 1998 and 1997, respectively.

  The following table summarizes information about the options outstanding at December 31, 1999:

                            Options Outstanding         Options Exercisable
                     --------------------------------- ---------------------
                                  Weighted-
                                   Average   Weighted-             Weighted-
                       Number     Remaining   Average    Number     Average
       Range of      Outstanding Contractual Exercise  Exercisable Exercise
   Exercise Prices    12/31/99      Life       Price    12/31/99     Price
   ----------------  ----------- ----------- --------- ----------- ---------
   $ 0.01 to $ 2.50       6,384      4.7 yrs  $ 1.13        6,384   $ 1.13
   $ 2.51 to $ 3.75       9,202      3.4        3.23        9,202     3.23
   $ 3.76 to $ 5.50      91,754      2.6        4.74       91,754     4.74
   $ 5.51 to $ 8.25   1,339,145      2.5        6.94    1,339,145     6.94
   $ 8.26 to $12.25   4,681,272      4.8       10.33    4,681,272    10.34
   $12.26 to $18.25   2,443,923      6.2       13.80    2,443,923    13.80
   $18.26 to $27.25   2,058,202      7.5       21.12    1,675,689    21.30
   $27.26 to $40.31   4,518,913      8.7       33.01    2,424,412    31.84
   $40.32 to $56.98     311,724      8.8       47.44      311,724    47.44
                     ----------      ---      ------   ----------   ------
                     15,460,519      6.3 yrs  $19.38   12,983,505   $16.49
                     ==========      ===      ======   ==========   ======

Shareholder Rights Plan

  On January 17, 1997, pursuant to the Rights Agreement approved by the Board of Directors, BB&T distributed to shareholders one preferred stock purchase right for each share of BB&T's common stock then outstanding. Subsequent to this date, all shares issued are accompanied by a stock purchase right. Initially, the rights, which expire in 10 years, are not exercisable and are not transferable apart from the common stock. The rights will become exercisable only if a person or group acquires 20% or more of BB&T's common stock, or BB&T's Board of Directors determines, pursuant to the terms of the Rights Agreement, that any person or group that has acquired 10% or more of BB&T's common stock is an "Adverse Person." Each right would then enable the holder to purchase 1/100th of a share of a new series of BB&T preferred stock at an initial exercise price of $145.00. The Board of Directors will be entitled to redeem the rights at $.01 per right under certain circumstances specified in the Rights Agreement.

  Under the terms of the Rights Agreement, if any person or group becomes the beneficial owner of 25% or more of BB&T's common stock, with certain exceptions, or if the Board of Directors determines that any 10% or more stockholder is an "Adverse Person," each right will entitle its holder (other than the person triggering exercisability of the rights) to purchase, at the right's then-current exercise price, shares of BB&T's common stock having a value of twice the right's exercise price. In addition, if after any person or group has become a 20% or more stockholder, BB&T is involved in a merger or other business combination transaction with another person in which its common stock is changed or converted, or sells 50% or more of its assets or earning power to another person, each right will entitle its holder to purchase, at the right's then-current exercise price, shares of common stock of such other person having a value of twice the right's exercise price.

Note K. Income Taxes

  The provision for income taxes was composed of the following:

                                                 Years Ended December 31,
                                               -------------------------------
                                                 1999       1998       1997
                                               ---------  ---------  ---------
                                                  (Dollars in thousands)
   Current expense:
     Federal.................................. $ 151,492  $ 244,547  $ 261,285
     State....................................    10,958     15,651     16,093
                                               ---------  ---------  ---------
                                                 162,450    260,198    277,378
   Deferred expense (benefit).................   178,433     46,546    (17,181)
                                               ---------  ---------  ---------
   Provision for income taxes................. $ 340,883  $ 306,744  $ 260,197
                                               =========  =========  =========

  The reasons for the difference between the provision for income taxes and the amount computed by applying the statutory Federal income tax rate to income before income taxes were as follows:

                                                 Years Ended December 31,
                                               -------------------------------
                                                 1999       1998       1997
                                               ---------  ---------  ---------
                                                  (Dollars in thousands)
   Federal income taxes at statutory rates of
    35%....................................... $ 366,048  $ 335,251  $ 267,275
   Tax-exempt income from securities, loans
    and leases less related non-deductible
    interest expense..........................   (24,088)   (19,724)   (19,027)
   State income taxes, net of Federal tax
    benefit...................................     9,821     12,112      9,543
   Other, net.................................   (10,898)   (20,895)     2,406
                                               ---------  ---------  ---------
   Provision for income taxes................. $ 340,883  $ 306,744  $ 260,197
                                               =========  =========  =========
   Effective income tax rate..................      32.6%      32.0%      34.2%
                                               =========  =========  =========

  The tax effects of temporary differences that gave rise to significant portions of the net deferred tax assets (liabilities) in the "Consolidated Balance Sheets" were:

                                                                December 31,
                                                              ------------------
                                                                1999      1998
                                                              --------  --------
                                                                 (Dollars in
                                                                 thousands)
   Deferred tax assets:
     Allowance for loan and lease losses..................... $174,411  $160,494
     Net unrealized depreciation on securities available for
      sale...................................................  185,516        --
     Deferred compensation...................................   38,498    31,026
     Postretirement benefits other than pensions.............   21,177    21,665
     Other...................................................   63,359    46,852
                                                              --------  --------
   Total tax deferred assets.................................  482,961   260,037
                                                              --------  --------
   Deferred tax liabilities:
     Depreciation............................................  (19,295)  (23,707)
     Net unrealized appreciation on securities available for
      sale...................................................       --   (46,122)
     Lease financing......................................... (254,197)  (75,933)
     Mortgage servicing rights...............................  (41,359)   (3,807)
     Other...................................................  (33,970)  (37,278)
                                                              --------  --------
   Total tax deferred liabilities............................ (348,821) (186,847)
                                                              --------  --------
   Net deferred tax asset.................................... $134,140  $ 73,190
                                                              ========  ========

  Securities transactions resulted in income tax (benefits) expense of $(2.3 million), $3.9 million and $2.3 million related to securities (losses) gains for the years ended December 31, 1999, 1998 and 1997, respectively.

NOTE L. Benefit Plans

  BB&T provides various benefit plans to existing employees and employees of acquired entities. Employees of acquired entities generally participate in existing BB&T plans upon consummation of the business combinations. Credit is usually given to these employees for years of service at the acquired institution.

  The following table discloses expenses relating to employee benefit plans restated for transactions accounted for as poolings of interests.

                                                       1999     1998     1997
                                                     -------- -------- --------
                                                       (Dollars in thousands)
   Defined benefit plans............................ $ 19,050 $ 12,991 $ 18,493
   Defined contribution and ESOP plans..............   16,968   21,582   29,448
                                                     -------- -------- --------
     Total expense related to benefit plans......... $ 36,018 $ 34,573 $ 47,941
                                                     ======== ======== ========

Retirement Plans

  BB&T provides a defined benefit retirement plan qualified under the Internal Revenue Code that covers substantially all employees. Benefits are based on years of service, age at retirement and the employee's compensation during the five highest consecutive years of earnings within the last ten years of employment. BB&T's contributions to the plan are in amounts between the minimum required for funding standard accounts and the maximum deductible for federal income tax purposes.

  The combination of actuarial information for the benefit plans of acquired entities is typically not meaningful because the benefits offered in those plans and assumptions used in the calculations related to those plans are superseded by the benefits offered in the BB&T plans and the assumptions used in the BB&T calculations. Accordingly, the actuarial information presented for retirement plans and postretirement benefits in the accompanying tables is that of BB&T as originally presented.

  Supplemental retirement benefits are provided to certain key officers under supplemental defined benefit executive retirement plans, which are not qualified under the Internal Revenue Code. Although technically unfunded plans, insurance policies on the lives of the covered employees partially fund future benefits.

  The tables below summarize data relative to the plans for the years as indicated:

   Net Periodic Pension Cost                         1999      1998      1997
   -------------------------                       --------  --------  --------
                                                     (Dollars in thousands)
   Service cost................................... $ 18,935  $ 15,059  $ 12,412
   Interest cost..................................   22,457    19,765    17,971
   Estimated return on plan assets................  (26,017)  (22,869)  (17,987)
   Net amortization and other.....................   (2,134)    1,257       790
                                                   --------  --------  --------
     Net periodic pension cost.................... $ 13,241  $ 13,212  $ 13,186
                                                   ========  ========  ========

                                       Plans for which       Plans for which
                                        assets exceed          accumulated
                                         accumulated         benefits exceed
                                          benefits               assets
                                     --------------------  --------------------
                                       1999       1998       1999       1998
                                     ---------  ---------  ---------  ---------
                                             (Dollars in thousands)
   Change in Projected Benefit
   Obligation
   ---------------------------
   Projected benefit obligation,
    January 1,.....................  $ 300,136  $ 244,769  $  32,820  $  24,188
     Service cost..................     17,784     13,932      1,151      1,127
     Interest cost.................     20,420     17,765      2,037      2,000
     Actuarial (gain) loss.........    (57,384)    26,529     (6,606)     6,190
     Benefits paid.................    (16,522)   (10,502)      (669)      (685)
     Change in plan provisions.....     (2,418)     2,813         75         --
     Other, net....................      6,384      4,830         (1)        --
                                     ---------  ---------  ---------  ---------
   Projected benefit obligation,
    December 31,...................  $ 268,400  $ 300,136  $  28,807  $  32,820
                                     =========  =========  =========  =========

   Change in Plan Assets               1999       1998       1999       1998
   ---------------------             ---------  ---------  ---------  ---------
                                             (Dollars in thousands)
   Fair value of plan assets,
    January 1,.....................  $ 321,474  $ 284,905  $      --  $      --
     Actual return on plan assets..     15,091     35,965         --         --
     Employer contributions........      1,693      5,349        669        685
     Benefits paid.................    (16,522)   (10,502)      (669)      (685)
     Other, net....................      6,384      5,757         --         --
                                     ---------  ---------  ---------  ---------
   Fair value of plan assets,
    December 31,...................  $ 328,120  $ 321,474  $      --  $      --
                                     =========  =========  =========  =========
   Net Amount Recognized               1999       1998       1999       1998
   ---------------------             ---------  ---------  ---------  ---------
                                             (Dollars in thousands)
   Funded status...................  $  59,719  $  21,338  $ (28,807) $ (32,820)
   Unrecognized transition (asset)
    obligation.....................     (4,262)    (5,400)       191        234
   Unrecognized prior service
    cost...........................    (20,949)   (20,909)     2,781      3,114
   Unrecognized net loss...........    (26,890)    19,568      3,678     11,215
   Other, net......................         --         --         --         --
                                     ---------  ---------  ---------  ---------
   Net amount recognized...........  $   7,618  $  14,597  $ (22,157) $ (18,257)
                                     =========  =========  =========  =========
   Reconciliation of Net Pension
   Asset (Liability)                   1999       1998       1999       1998
   -----------------------------     ---------  ---------  ---------  ---------
                                             (Dollars in thousands)
   Prepaid pension cost, January 1,  $  14,597  $  16,446  $ (18,257) $ (13,086)
     Contributions                       1,693      5,349        517        519
     Net periodic pension cost          (8,672)    (8,126)    (4,452)    (4,489)
     Other, net                             --        928         35     (1,201)
                                     ---------  ---------  ---------  ---------
   Prepaid (accrued) pension cost,
    December 31,                     $   7,618  $  14,597  $ (22,157) $ (18,257)
                                     =========  =========  =========  =========
   Weighted Average Assumptions         December 31,
   ----------------------------      --------------------
                                       1999       1998
                                     ---------  ---------
   Weighted average assumed
    discount rate..................       7.75%      6.75%
   Weighted average expected long-
    term rate of return on plan
    assets.........................       8.00       8.00
   Assumed rate of annual
    compensation increases.........       5.50       5.50

  Pension plan assets consist primarily of investments in mutual funds consisting of equity investments, obligations of the U.S. Treasury and Federal agencies and corporations. Plan assets included $18.5 million and $26.8 million of BB&T common stock at December 31, 1999 and 1998, respectively. The market value of total plan assets was $328.1 million and $321.5 million at December 31, 1999 and 1998, respectively.

Postretirement Benefits

  BB&T revised its retiree health care plans in preparation for the implementation of SFAS No. 106, "Accounting for Postretirement Benefits Other Than Pensions." The new plan covers employees retiring after December 31, 1995 who are eligible for participation in the BB&T pension plan and have at least ten years of service. The plan requires retiree contributions, with a subsidy by BB&T based upon years of service of the employee at the time of retirement. The subsidy is periodically reviewed for adjustment. The plan provides flexible benefits to retirees or their dependents.

  The following tables set forth the components of the retiree benefit plan and the amount recognized in the consolidated financial statements at December 31, 1999, 1998 and 1997.

   Net Periodic Postretirement Benefit Cost:        1999       1998      1997
   -----------------------------------------      ---------  ---------  ------
                                                    (Dollars in thousands)
   Service cost.................................. $   1,126  $   1,550  $  733
   Interest cost.................................     3,314      3,422   2,586
   Amortization and other........................       518        519     (37)
                                                  ---------  ---------  ------
     Total expense............................... $   4,958  $   5,491  $3,282
                                                  =========  =========  ======
                                                    1999       1998
                                                  ---------  ---------
                                                      (Dollars in
                                                      thousands)
   Change in Projected Benefit Obligation
   --------------------------------------
   Projected benefit obligation, January 1,...... $  53,630  $  38,342
     Service cost................................     1,126      1,550
     Interest cost...............................     3,314      3,422
     Plan participants' contributions............       727        475
     Actuarial loss (gain).......................    (8,286)     4,958
     Benefits paid...............................    (1,793)    (1,859)
     Other, net..................................     2,480      6,742
                                                  ---------  ---------
   Projected benefit obligation, December 31,.... $  51,198  $  53,630
                                                  =========  =========
   Change in Plan Assets                            1999       1998
   ---------------------                          ---------  ---------
                                                      (Dollars in
                                                      thousands)
   Fair value of plan assets, January 1,......... $      --  $      --
     Actual return on plan assets................        --         --
     Employer contributions......................     1,066      1,384
     Plan participants' contributions............       727        475
     Benefits paid...............................    (1,793)    (1,859)
                                                  ---------  ---------
   Fair value of plan assets, December 31,....... $      --  $      --
                                                  =========  =========
   Net Amount Recognized                            1999       1998
   ---------------------                          ---------  ---------
                                                      (Dollars in
                                                      thousands)
   Funded status................................. $ (51,198) $ (53,630)
   Unrecognized prior service cost...............     5,704      6,223
   Unrecognized net (gain) loss..................    (7,740)       600
                                                  ---------  ---------
   Net amount recognized......................... $ (53,234) $ (46,807)
                                                  =========  =========

   Reconciliation of Postretirement Benefit         1999           1998
   ----------------------------------------      -----------    -----------
                                                 (Dollars in thousands)
   Prepaid (accrued) postretirement benefit,
    January 1,..................................  $ (46,807)     $ (42,700)
     Contributions..............................      1,066          1,384
     Net periodic postretirement benefit cost...     (4,958)        (5,491)
     Other, net.................................     (2,535)            --
                                                  ---------      ---------
   Prepaid (accrued) postretirement benefit
    cost, December 31, .........................    (53,234)     $ (46,807)
                                                  =========      =========
   Weighted Average Assumptions                       December 31,
   ----------------------------                  --------------------------
                                                    1999           1998
                                                 -----------    -----------
   Weighted average assumed discount rate.......       7.75%          6.75%
   Medical trend rate--initial year.............       8.00           9.00
   Medical trend rate--ultimate.................       5.00           5.00
   Select period................................          3 yrs          4 yrs
                                                 1% Increase    1% Decrease
                                                 -----------    -----------
   Impact of a 1% change in assumed health care
    cost on:
     Service and interest costs.................       1.90%         (1.70)%
     Accumulated postretirement benefit
      obligation................................       1.80          (1.60)

401-k Savings Plan

  Effective January 1, 1996, BB&T's Employee Stock Ownership Plan was merged into the former BB&T Financial Corporation Savings and Thrift Plan to form the BB&T Corporation 401-k Savings Plan. The plan permits employees to contribute up to 16% of their compensation. BB&T matches up to 6% of the employee's compensation with a 100% matching contribution.

Settlement Agreements

  In connection with a merger, an executive officer of a merged institution agreed to retire during 1997. BB&T entered into a settlement and noncompetition agreement with this executive officer to settle an existing employment contract and to require the officer not to compete with BB&T. The settlement agreement provides for annual payments of $769,392 (to be adjusted annually in accordance with the Consumer Price Index) until the executive reaches the age of 65 in 2002, at which time the annual payments will be reduced to 70% of the amount paid during the final year pursuant the agreement, estimated to be approximately $623,000, less the company-provided portion of benefits payable under certain existing benefit plans. The reduced payments will continue for the life of the executive. If the executive's current wife survives him, payments will continue to her in the annual amount equal to 35% of the amount paid to the executive during the final year pursuant to the agreement. The executive officer has agreed not to compete in a defined geographic area for ten years.

Other

  There are various other employment contracts, deferred compensation arrangements and covenants not to compete with selected members of management and certain retirees.

NOTE M. Commitments and Contingencies

  BB&T is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of clients and to reduce exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, options written, standby letters of credit and financial guarantees, interest rate caps and floors written, interest rate swaps and forward and futures contracts.

  BB&T's exposure to credit loss in the event of nonperformance by the counterparty to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contractual notional amount of those instruments. BB&T uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet transactions.

                                                        Contract or Notional
                                                       Amount at December 31,
                                                       -----------------------
                                                          1999        1998
                                                       ----------- -----------
                                                       (Dollars in thousands)
Financial instruments whose contracts amounts
 represent credit risk:
  Commitments to extend, originate or purchase
   credit............................................. $13,398,955 $11,816,516
  Standby letters of credit and financial guarantees
   written............................................     504,350     424,105
  Commercial letters of credit........................      40,417      36,277
Financial instruments whose notional or contract
 amounts exceed the amount of credit risk:
  Forward and futures contracts....................... $   319,411 $ 1,274,620
  Foreign exchange contracts..........................      72,228     136,628

  Commitments to extend credit are arrangements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Historically, many commitments expire without being drawn upon; therefore, the total commitment amounts shown in the above table are not necessarily indicative of future cash requirements. BB&T evaluates each customer's creditworthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by BB&T upon extension of credit, is based on management's evaluation of the creditworthiness of the counterparty.

  Standby letters of credit and financial guarantees written are conditional commitments issued by BB&T to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper issuance, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers, and letters of credit are collateralized when necessary.

  Forward commitments to sell mortgage loans and mortgage-backed securities are contracts for delayed delivery of securities in which BB&T agrees to make delivery at a specified future date of a specified instrument, at a specified price or yield. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in securities' values and interest rates.

Legal Proceedings

  The nature of the business of BB&T's banking subsidiaries ordinarily results in a certain amount of litigation. The subsidiaries of BB&T are involved in various legal proceedings, all of which are considered incidental to the normal conduct of business. Management believes that the liabilities, if any, arising from these proceedings will not have a materially adverse effect on the consolidated financial position or consolidated results of operations of BB&T.

NOTE N. Regulatory Requirements and Other Restrictions

  BB&T's subsidiary banks are required by the Board of Governors of the Federal Reserve System to maintain reserve balances in the form of vault cash or deposits with the Federal Reserve Bank based on certain percentages of deposit types, subject to various adjustments. At December 31, 1999, the net reserve requirement amounted to $313.5 million.

  BB&T's subsidiary banks are prohibited from paying dividends from their capital stock and additional paid-in capital accounts and are required by regulatory authorities to maintain minimum capital levels. Subject to restrictions imposed by state laws and federal regulations, the Boards of Directors of the subsidiary banks could have declared dividends from their retained earnings up to $1.6 billion at December 31, 1999.

  BB&T is subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on BB&T's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation must meet specific capital guidelines that involve quantitative measures of BB&T's assets, liabilities and certain off-balance-sheet items calculated pursuant to regulatory directives. BB&T's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. BB&T was in compliance with these requirements at December 31, 1999.

  Quantitative measures established by regulation to ensure capital adequacy require BB&T to maintain minimum amounts and ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets.

  The following table provides summary information regarding regulatory capital for BB&T and its significant banking subsidiaries as of December 31, 1999 and 1998:

                              December 31, 1999            December 31, 1998
                         ---------------------------- -----------------------------
                                              For                       For Minimum
                              Actual        Minimum        Actual         Capital
                         -----------------  Adequacy  -----------------  Adequacy
                         Ratio    Amount    Purposes  Ratio    Amount    Purposes
                         -----  ---------- ---------- -----  ---------- -----------
                                          (Dollars in thousands)
Tier 1 Capital
 BB&T...................  9.9%  $3,679,736 $1,485,137 11.1%  $3,536,006 $1,276,624
 BB&T-NC................  9.8    2,099,547    859,215 10.9    1,951,554    718,964
 BB&T-SC................  9.7      366,991    151,036 12.7      421,891    133,225
 BB&T-VA................ 11.3      373,412    132,495 14.8      477,894    129,551
 Premier................ 11.6      144,673     49,779 12.8      135,562     42,356
 One Valley Bank-
  National.............. 10.4      161,249     61,835 10.6      141,810     53,677
 One Valley Bank-Central
  Virginia.............. 12.9       92,752     28,713 13.2       87,914     26,664
-----------------------------------------------------------------------------------
Total Capital
 BB&T................... 13.2%  $4,901,622 $2,970,274 14.9%  $4,762,957 $2,553,248
 BB&T-NC................ 10.9    2,347,895  1,718,430 12.2    2,184,679  1,437,928
 BB&T-SC................ 11.0      413,911    302,071 13.9      463,895    266,451
 BB&T-VA................ 12.5      415,120    264,990 16.0      518,525    259,103
 Premier................ 12.9      160,269     99,558 13.9      147,417     84,711
 One Valley Bank-
  National.............. 11.7      180,224    123,670 11.8      158,602    107,353
 One Valley Bank-Central
  Virginia.............. 14.2      101,653     57,426 14.4       96,252     53,328
-----------------------------------------------------------------------------------
Leverage Capital
 BB&T...................  7.1%  $3,679,736 $1,563,747  7.5%  $3,536,006 $1,406,418
 BB&T-NC................  6.8    2,099,547    932,759  7.2    1,951,554    806,452
 BB&T-SC................  7.7      366,991    142,148  9.3      421,891    135,789
 BB&T-VA................  7.5      373,412    148,745  9.4      477,894    153,013
 Premier................  9.6      144,673     45,125 11.1      135,562     36,517
 One Valley Bank-
  National..............  7.0      161,249     68,929  6.8      141,810     62,462
 One Valley Bank-Central
  Virginia..............  7.8       92,752     35,583  7.5       87,914     35,261
-----------------------------------------------------------------------------------

NOTE O. Parent Company Financial Statements

                            Condensed Balance Sheets
                           December 31, 1999 and 1998

                                                             1999       1998
                                                          ---------- ----------
                                                               (Dollars in
                                                               thousands)
Assets
Cash and due from banks.................................. $    9,001 $   18,694
Interest-bearing bank balances...........................    582,032    648,077
Securities...............................................     64,560    112,637
Investment in banking subsidiaries.......................  4,005,374  4,248,524
Investment in other subsidiaries.........................    563,357    178,098
                                                          ---------- ----------
    Total investments in subsidiaries....................  4,568,731  4,426,622
                                                          ---------- ----------
Advances to subsidiaries.................................    348,000    359,600
Premises and equipment...................................      7,312      6,787
Receivables from subsidiaries and other assets...........    290,454    201,699
                                                          ---------- ----------
    Total assets......................................... $5,870,090 $5,774,116
                                                          ========== ==========
Liabilities and Shareholders' Equity
Short-term borrowed funds................................ $  707,163 $  688,109
Dividends payable........................................     69,785     52,110
Accounts payable and accrued liabilities.................     49,684     47,739
Long-term debt...........................................    979,839    955,229
                                                          ---------- ----------
    Total liabilities....................................  1,806,471  1,743,187
                                                          ---------- ----------
    Total shareholders' equity...........................  4,063,619  4,030,929
                                                          ---------- ----------
    Total liabilities and shareholders' equity........... $5,870,090 $5,774,116
                                                          ========== ==========

                          Condensed Income Statements
              For the Years Ended December 31, 1999, 1998 and 1997

                                                   1999      1998      1997
                                                 --------  --------  --------
                                                   (Dollars in thousands)
Income
  Dividends from subsidiaries................... $660,478  $513,962  $338,723
  Interest and other income from subsidiaries...   92,109    96,159    75,301
  Interest on investment securities.............      322       971     1,782
  Other income..................................    9,738    27,914    10,600
                                                 --------  --------  --------
    Total income................................  762,647   639,006   426,406
                                                 --------  --------  --------
Expenses
  Interest expense..............................   85,583    93,213    57,404
  Other expenses................................   61,228    67,216    50,816
                                                 --------  --------  --------
    Total expenses..............................  146,811   160,429   108,220
                                                 --------  --------  --------
Income before income taxes and equity in
 undistributed earnings of subsidiaries.........  615,836   478,577   318,186
Income tax benefit..............................  (11,192)  (11,781)   (6,039)
                                                 --------  --------  --------
Income before equity in undistributed earnings
 of subsidiaries................................  627,028   490,358   324,225
Equity in undistributed earnings of
 subsidiaries...................................   78,546   161,386   177,501
                                                 --------  --------  --------
Net income...................................... $705,574  $651,744  $501,726
                                                 ========  ========  ========

                       Condensed Statements of Cash Flows
              For the Years Ended December 31, 1999, 1998 and 1997

                                                 1999       1998       1997
                                               ---------  ---------  ---------
                                                  (Dollars in thousands)
Cash Flows From Operating Activities:
 Net income................................... $ 705,574  $ 651,744  $ 501,726
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Net income of subsidiaries less than (in
   excess of) dividends from subsidiaries.....   (78,546)  (161,386)  (177,501)
  Depreciation of premises and equipment......       492        783        779
  Amortization of unearned compensation.......     3,906      1,325      8,232
  Discount accretion and premium
   amortization...............................        --        142        431
  Loss (gain) on sales of securities..........       954        (15)        (7)
  Loss on disposals of other real estate
   owned......................................         1        191         --
  Reconciliation of fiscal year of merged
   company to calendar year...................        --       (158)        --
  Decrease (increase) in other assets.........   (93,875)  (120,385)   (31,006)
  Increase (decrease) in accounts payable and
   accrued liabilities........................       183      5,928        (90)
                                               ---------  ---------  ---------
    Net cash provided by operating
     activities...............................   538,689    378,169    302,564
                                               ---------  ---------  ---------
Cash Flows From Investing Activities:
  Proceeds from sales of securities available
   for sale...................................    64,143     68,801     14,718
  Proceeds from maturities, calls and paydowns
   of securities available for sale...........        --      3,779     35,482
  Purchases of securities available for sale..   (18,050)  (137,709)  (223,307)
  Investment in subsidiaries..................   (86,371)   (95,345)   (13,913)
  Advances to subsidiaries....................  (728,586)  (677,728)  (446,844)
  Proceeds from repayment of advances to
   subsidiaries...............................   740,186    530,967    369,435
  Net cash (paid) received in purchase
   accounting transactions....................       588     (6,051)   (45,852)
  Other, net..................................       645     17,373      5,617
                                               ---------  ---------  ---------
    Net cash used in investing activities.....   (27,445)  (295,913)  (304,664)
                                               ---------  ---------  ---------
Cash Flows From Financing Activities:
  Net increase in long-term debt..............    19,806    393,178    422,831
  Net increase in short-term borrowed funds...    19,054     32,613    156,250
  Advances from subsidiaries..................        --      4,191         --
  Repayment of advances from subsidiaries.....        --     (3,260)        --
  Net proceeds from common stock issued.......    48,740     71,397     35,381
  Redemption of common stock..................  (385,673)  (345,030)  (339,113)
  Cash dividends paid on common and preferred
   stock......................................  (289,467)  (246,361)  (203,115)
  Other, net..................................       558     (1,375)   (20,687)
                                               ---------  ---------  ---------
    Net cash (used in) provided by financing
     activities...............................  (586,982)   (94,647)    51,547
                                               ---------  ---------  ---------
Net (Decrease) Increase in Cash and Cash
 Equivalents..................................   (75,738)   (12,391)    49,447
Cash and Cash Equivalents at Beginning of
 Year.........................................   666,771    679,162    629,715
                                               ---------  ---------  ---------
Cash and Cash Equivalents at End of Year...... $ 591,033  $ 666,771  $ 679,162
                                               =========  =========  =========

NOTE P. Disclosures about Fair Value of Financial Instruments

  SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of the estimated fair value of on- and off-balance sheet financial instruments. A financial instrument is defined by SFAS No. 107 as cash, evidence of an ownership interest in an entity or a contract that creates a contractual obligation or right to deliver or receive cash or another financial instrument from a second entity on potentially favorable or unfavorable terms.

  Fair value estimates are made at a point in time, based on relevant market data and information about the financial instrument. SFAS No. 107 specifies that fair values should be calculated based on the value of one trading unit without regard to any premium or discount that may result from concentrations of ownership of a financial instrument, possible tax ramifications, estimated transaction costs that may result from bulk sales or the relationship between various financial instruments. No readily available market exists for a significant portion of BB&T's financial instruments. Fair value estimates for these instruments are based on judgments regarding current economic conditions, currency and interest rate risk characteristics, loss experience and other factors. Many of these estimates involve uncertainties and matters of significant judgment and cannot be determined with precision. Therefore, the calculated fair value estimates in many instances cannot be substantiated by comparison to independent markets and, in many cases, may not be realizable in a current sale of the instrument. Changes in assumptions could significantly affect the estimates.

  The following methods and assumptions were used by BB&T in estimating the fair value of its financial instruments:

  Cash and cash equivalents: For these short-term instruments, the carrying amounts are a reasonable estimate of fair values.

  Securities: Fair values for securities are based on quoted market prices, if available. If quoted market prices are not available, fair values are based on quoted market prices for similar securities.

  Loans receivable: The fair values for loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms and credit quality. The carrying amounts of accrued interest approximate fair values.

  Deposit liabilities: The fair values for demand deposits, interest-checking accounts, savings accounts and certain money market accounts are, by definition, equal to the amount payable on demand at the reporting date, i.e., their carrying amounts. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies current interest rates to aggregate expected maturities.

  Short-term borrowed funds: The carrying amounts of Federal funds purchased, borrowings under repurchase agreements, master notes and other short-term borrowed funds approximate their fair values.

  Long-term debt: The fair values of long-term debt are estimated based on quoted market prices for similar instruments or by using discounted cash flow analyses, based on BB&T's current incremental borrowing rates for similar types of instruments.

  Interest rate swap agreements: The fair values of interest rate swaps (used for hedging purposes) are the estimated amounts that BB&T would receive or pay to terminate the swap agreements at the reporting date, taking into account current interest rates and the current creditworthiness of the swap counterparties.

  Commitments to extend credit, standby letters of credit and financial guarantees written: The fair values of commitments are estimated using the fees charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair values also consider the difference between current levels of interest rates and the committed rates. The fair values of guarantees and letters of credit are estimated based on fees currently charged for similar agreements.

  Other off-balance sheet instruments: The fair values for off-balance sheet instruments (futures, forwards, options, and commitments to sell or purchase financial instruments) are estimated based on quoted prices, if available. For instruments for which there are no quoted prices, fair values are estimated using current settlement values or pricing models.

  The following is a summary of the carrying amounts and fair values of BB&T's financial assets and liabilities as of the periods indicated:

                                      1999                      1998
                             ------------------------ -------------------------
                              Carrying       Fair       Carrying       Fair
                               Amount        Value       Amount        Value
                             -----------  ----------- ------------  -----------
                                          (Dollars in thousands)
Financial assets:
  Cash and cash
   equivalents.............. $ 1,980,875  $ 1,980,875 $  1,795,851  $ 1,795,851
  Trading securities........      93,221       93,221       60,422       60,422
  Securities available for
   sale.....................  12,257,822   12,257,822   11,173,754   11,173,754
  Securities held to
   maturity.................     404,897      398,527      673,643      692,030
  Loans and leases:.........
    Loans...................  33,150,304   33,714,819   30,910,373   32,103,781
    Leases..................   2,606,002          N/A    1,620,326          N/A
    Allowance for losses....    (477,296)         N/A     (442,341)         N/A
                             -----------              ------------
      Net loans and leases.. $35,279,010              $ 32,088,358
                             ===========              ============
Financial liabilities:
  Deposits.................. $34,147,643   34,130,120 $ 33,214,094   33,282,387
  Short-term borrowed
   funds....................   7,971,873    7,971,873    4,815,734    4,815,734
  Long-term debt............   6,070,893    6,048,780    5,496,366    5,549,435
  Capitalized leases........       2,535          N/A        3,507          N/A


  The following is a summary of the notional or contractual amounts and fair values of BB&T's off-balance sheet financial instruments as of the periods indicated:


                                         1999                    1998
                                ----------------------  ----------------------
                                 Notional/               Notional/
                                 Contract      Fair      Contract      Fair
                                  Amount      Value       Amount      Value
                                ----------- ----------  ----------- ----------
                                           (Dollars in thousands)
Off balance sheet financial
 intruments:
  Interest rate swaps, caps and
   floors...................... $ 1,701,611 $    2,007  $ 4,025,596 $   34,605
  Commitments to extend,
   originate or purchase
   credit......................  13,398,955  1,264,116   11,816,516  1,513,161
  Standby and commercial
   letters of credit and
   financial guarantees
   written.....................     544,767     33,691      460,382     33,304
  Forward and futures
   contracts...................     319,411      2,544    1,274,620    196,952
  Foreign exchange contracts...      72,228      1,149      136,628        319
  Option contracts purchased...      15,000        (10)      35,000        623
  Option contracts written.....      47,250        236    1,267,250       (257)

--------
N/A--not applicable

NOTE Q. Derivatives and Off-Balance Sheet Financial Instruments

  BB&T utilizes interest rate swaps, caps, floors and collars in the management of interest rate risk. Interest rate swaps are contractual agreements between two parties to exchange a series of cash flows representing interest payments. A swap allows both parties to alter the repricing characteristics of assets or liabilities without affecting the underlying principal positions. Through the use of a swap assets and liabilities may be transformed from fixed to a floating rate, from floating rates to fixed rates, or from one type of floating rate to another. Swap terms generally range from one year to ten years depending on the need. At December 31, 1999, derivatives with a total notional value of $1.7 billion, with terms ranging up to sixteen years, were outstanding.

  The following tables set forth certain information concerning BB&T's interest rate swaps at December 31, 1999:

                 Interest Rate Swaps, Caps, Floors and Collars
                               December 31, 1999

                                 Notional     Receive
Type                              Amount       Rate       Pay Rate   Fair Value
----                            ----------  -----------  ----------  -----------
                                           (Dollars in thousands)
Receive fixed swaps............ $  945,000         6.17%       5.99% $    (7,083)
Pay fixed swaps................    644,361         5.71        5.52        8,420
Caps, Floors & Collars.........    112,250           --          --          670
                                ----------  -----------  ----------  -----------
  Total........................ $1,701,611         6.11%       5.84% $     2,007
                                ==========  ===========  ==========  ===========

                                 Receive                   Caps,
                                  Fixed      Pay Fixed    Floors &
Year-to-date Activity             Swaps        Swaps      Collars       Total
---------------------           ----------  -----------  ----------  -----------
Balance, December 31, 1998..... $1,286,200  $ 1,392,146  $1,347,250  $ 4,025,596
Additions......................    240,000      385,175      15,000      640,175
Maturities/amortizations.......   (581,200)  (1,051,553)   (550,000)  (2,182,753)
Terminations...................         --      (81,407)   (700,000)    (781,407)
                                ----------  -----------  ----------  -----------
  Balance, December 31, 1999... $  945,000  $   644,361  $  112,250  $ 1,701,611
                                ==========  ===========  ==========  ===========

                                 One Year   One to Five  Five to 10
Maturity Schedule                or Less       Years       Years        Total
-----------------               ----------  -----------  ----------  -----------
Receive fixed swaps............ $  385,000  $   270,000  $  290,000  $   945,000
Pay fixed swaps................     18,215      595,397      30,749      644,361
Caps, Floors & Collars.........     15,000       97,250          --      112,250
                                ----------  -----------  ----------  -----------
  Total........................ $  418,215  $   962,647  $  320,749  $ 1,701,611
                                ==========  ===========  ==========  ===========

  As of December 31, 1999, deferred gains from new swap transactions initiated during 1999 were $195,000. There were no unamortized deferred gains or losses from terminated transactions remaining at year end. Active transactions resulted in a pretax net loss of $2.9 million.

  In addition to interest rate swaps, BB&T utilizes written covered over-the-counter call options on specific securities in the available-for-sale portfolio in order to enhance returns. During 1999, options were written on securities totaling $1.7 billion. Option fee income was $2.5 million for 1999. There were no unexercised options outstanding at December 31, 1999 or 1998.

  BB&T also utilizes over-the-counter purchased put options and net purchased put options (combination of purchased put option and written call option) in its mortgage banking activities. These options are used to hedge the mortgage warehouse and mortgage applications and loans in process against increasing interest rates. Written call options are used in tandem with purchased put options to create a net purchased put option that reduces the cost of the hedge. At December 31, 1999, net purchased put option contracts with a notional value of $15.0 million were outstanding.

  The $1.7 billion notional amount of derivatives used in interest rate risk management are primarily used to hedge variable rate commercial loans, adjustable rate mortgage loans, retail certificates of deposit and fixed rate notes. BB&T does not utilize derivatives for trading purposes.

  Although off-balance sheet derivative financial instruments do not expose BB&T to credit risk equal to the notional amount, such agreements generate credit risk to the extent of the fair value gain in an off-balance sheet derivative financial instrument if the counterparty fails to perform. Such risk is minimized based on the creditworthiness of the counterparties and the consistent monitoring of these agreements. The counterparties to these arrangements were primarily large commercial banks and investment banks. All counterparties are reviewed annually for creditworthiness by BB&T's credit policy group. Where appropriate, master netting agreements are arranged or collateral is obtained in the form of rights to securities. At December 31, 1999, BB&T's interest rate swaps, caps, floors and collars reflected an unrealized gain of $2.0 million.

  Other risks associated with interest-sensitive derivatives include the impact on fixed rate positions during periods of changing interest rates. Indexed amortizing swaps' notional amounts and maturities change based on certain interest rate indices. Generally, as rates fall the notional amounts decline more rapidly, and as rates increase notional amounts decline more slowly. Under unusual circumstances, financial derivatives also increase liquidity risk, which could result from an environment of rising interest rates in which derivatives produce negative cash flows while being offset by increased cash flows from variable rate loans. Such risk is considered insignificant due to the relatively small derivative positions held by BB&T. At December 31, 1999, BB&T had no indexed amortizing swaps outstanding.

NOTE R. Calculations of Earnings Per Share

  The basic and diluted earnings per share calculations are presented in the following table:

                                                 Years Ended December 31,
                                          --------------------------------------
                                              1999         1998         1997
                                          ------------ ------------ ------------
                                            (Dollars in thousands, except per
                                                       share data)
Basic Earnings Per Share:
  Net income............................  $    705,574 $    651,744 $    501,726
  Less:
    Preferred dividend requirement......            --           --          113
                                          ------------ ------------ ------------
Income available for common shares......  $    705,574 $    651,744 $    501,613
                                          ============ ============ ============
Weighted average number of common shares
 outstanding during the period..........   395,871,173  390,777,294  387,666,595
                                          ------------ ------------ ------------
Basic earnings per share................  $       1.78 $       1.67 $       1.29
                                          ============ ============ ============
Diluted Earnings Per Share:
  Net income............................  $    705,574 $    651,744 $    501,726
                                          ============ ============ ============
  Weighted average number of common
   shares...............................   395,871,173  390,777,294  387,666,595
  Add:
    Shares issuable assuming conversion
     of convertible preferred stock.....            --       90,202      395,572
    Dilutive effect of outstanding
     options (as determined by
     application of treasury stock
     method)............................     6,682,111    7,740,358    6,789,382
    Issuance of additional shares under
     share repurchase agreement,
     contingent upon market price.......            --           --      144,588
                                          ------------ ------------ ------------
  Weighted average number of common
   shares, as adjusted..................   402,553,284  398,607,854  394,996,137
                                          ============ ============ ============
  Diluted earnings per share............  $       1.75 $       1.64 $       1.27
                                          ============ ============ ============

NOTE S. Operating Segments

  BB&T's operations are divided into six reportable business segments: the Banking Network, Mortgage Banking, Trust Services, Agency Insurance, Investment Banking and Brokerage and Treasury. These operating segments have been identified based primarily on BB&T's existing organizational structure. The segments require unique technology and marketing strategies and offer different products and services. While BB&T is managed as an integrated organization, individual executive managers are held accountable for the operations of these business segments.

  BB&T measures and presents information for internal reporting purposes in a variety of different ways. Information for BB&T's reportable segments is available based on organizational structure, product offerings and customer relationships. The internal reporting system presently utilized by management in the planning and measuring of operating activities, as well as the system to which most managers are held accountable, is based on organizational structure.

  BB&T emphasizes revenue growth by focusing on client service, sales effectiveness and relationship management. The segment results contained herein are presented based on internal management accounting policies, which were designed to support these strategic objectives. Unlike financial accounting, there is no comprehensive authoritative body of guidance for management accounting equivalent to generally accepted accounting principles. Therefore, the performance of the segments is not necessarily comparable with BB&T's consolidated results or with similar information presented by any other financial institution. Additionally, because of the interrelationships of the various segments, the information presented is not necessarily indicative of the segments' financial performance if they operated as independent entities.

  BB&T's internal reporting system was significantly modified during 1999 and 1998, and information from 1997 has not been presented herein to reflect the new reporting system because it is not practicable to restate prior period results. During 1999, BB&T revised the methods used to allocate noninterest expenses among the various segments. The information presented for 1998 has been restated to reflect these revisions. Also, BB&T has completed various mergers and acquisitions accounted for as poolings of interests, which present additional practical limitations to the presentation of comparable 1997 information.

  The management accounting process uses various estimates and allocation methodologies to measure the performance of the operating segments. To determine financial performance for each segment, BB&T allocates capital, funding charges and credits, an economic provision for loan and lease losses, certain noninterest expenses and income tax provisions to each segment, as applicable. Also, to promote revenue growth, certain revenues of Mortgage Banking, Trust Services, Agency Insurance and the Investment Banking and Brokerage segments are reflected in the individual segments and also allocated to the Banking Network. This double counting of revenue is reflected in intersegment noninterest revenues and eliminated to arrive at consolidated results. Allocation methodologies are subject to periodic adjustment as the internal management accounting system is revised and business or product lines within the segments change. Also, because the development and application of these methodologies is a dynamic process, the financial results presented may be periodically revised.

  BB&T's overall objective is to maximize shareholder value by optimizing return on equity and limiting risk. Allocations of capital and the economic provision for loan and lease losses are designed to address this objective. Capital is assigned to each segment on an economic basis, using management's assessment of the inherent risks associated with the segment. Required economic capital allocations are made to cover the following risk categories: credit risk, funding risk, interest rate risk, option risk, basis risk, market risk and operational risk. Each segment is evaluated based on a risk-adjusted return on capital. Capital assignments are not equivalent to regulatory capital guidelines and the total amount assigned to all segments may vary from consolidated shareholders' equity. All unallocated capital is retained in the Treasury segment.

  The economic provision for loan and lease losses is also allocated to the relevant segments based on management's assessment of the segments' risks as described above. Unlike the provision for loan and lease losses recorded pursuant to generally accepted accounting principles, the economic provision adjusts for the impact of expected credit losses over the effective lives of the related loans and leases. Any unallocated provision for loan and lease losses is retained in the Corporate Office, reflected in the accompanying tables as "other revenues and expenses."

  BB&T has implemented an extensive noninterest expense allocation process to support organizational and product profitability. BB&T allocates expenses to the reportable segments based on various cost allocation methodologies, including the number of items processed, overall percentage of time spent, full-time equivalent employees assigned to functions, functional position surveys and activity-based costing. A portion of corporate overhead expenses is not allocated, but is retained in corporate accounts reflected as other expenses in the accompanying tables. Income taxes are allocated to the various segments using effective tax rates.

  BB&T utilizes a funds transfer pricing ("FTP") system to eliminate the effect of interest rate risk from the segments' net interest income because such risk is centrally managed within the Treasury segment. The FTP system credits or charges the segments with the true value or cost of the funds the segments create or use. The FTP system provides a funds credit for sources of funds and a funds charge for the use of funds by each segment. The net FTP credit or charge is reflected as net intersegment interest income (expense) in the accompanying tables.

Banking Network

  BB&T's Banking Network, which operates in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Kentucky and Washington, D.C., serves commercial and retail clients by offering a variety of loan and deposit products and other financial services. The Banking Network is primarily responsible for client relationships, and, therefore, is credited with revenue from the Mortgage Banking, Trust Services, Agency Insurance and Investment Banking and Brokerage segments, which is reflected in intersegment noninterest income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K for the year ended December 31, 1999, for additional discussion concerning the functions of the Banking Network.

Mortgage Banking

  The Mortgage Banking segment retains and services mortgage loans originated by the Banking Network and purchased from various correspondent originators. Mortgage loan products include fixed- and adjustable-rate government and conventional loans for the purpose of constructing, purchasing or refinancing owner-occupied properties. Fixed-rate mortgage loans are typically sold to government agencies and private investors with servicing rights retained by BB&T, while adjustable-rate loans are typically held in the portfolio. The Mortgage Banking segment earns interest on loans held in the warehouse and portfolio, fee income from the origination and servicing of mortgage loans and reflects gains or losses from the sale of mortgage loans. The Banking Network receives an interoffice credit for the origination of loans and servicing rights, with the corresponding charge remaining in the Corporate Office.

Trust Services

  BB&T's Trust Services segment provides personal trust administration and estate planning, investment counseling and management, employee benefits services, and corporate trust services to individuals, corporations, institutions, foundations and government entities. The Banking Network receives an interoffice credit for trust fees in the initial year the account is referred, with the corresponding charge remaining in the Corporate Office.

Agency Insurance

  BB&T has the largest independent insurance agency network in the Carolinas. BB&T Insurance Services provides property and casualty, life and health insurance to businesses and individuals. It also provides small business and corporate products, such as workers compensation and professional liability, as well as provides surety coverage and title insurance. The Banking Network receives credit for insurance commissions on referred accounts, with the corresponding charge retained in the Corporate Office. These revenues and expenses are reflected in the accompanying tables as intersegment noninterest income and expense.

Investment Banking and Brokerage

  BB&T's Investment Banking and Brokerage segment offers customers investment alternatives, including discount brokerage services, fixed-rate and variable-rate annuities, mutual funds and government and municipal bonds and various other investment products through BB&T Investment Services, Inc., a subsidiary of BB&T-NC. The Investment Banking and Brokerage segment includes Scott & Stringfellow, Inc., a full-service brokerage and investment banking firm headquartered in Richmond, Virginia. Scott & Stringfellow specializes in the origination, trading and distribution of fixed-income securities and equity products in both the public and private capital markets. Scott & Stringfellow also has a public finance department that provides investment banking services, financial advisory services and municipal bond financing to a variety of regional tax-exempt issuers. The Banking Network is credited for investment service revenues on referred accounts, with the corresponding charge retained in the Corporate Office. These revenues and expenses are reflected in the accompanying tables as intersegment noninterest income and expense.

Treasury

  BB&T's Treasury segment is responsible for the management of the securities portfolios, overall balance sheet funding and liquidity, and overall management of interest rate risk. See the Market Risk Management section of "Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional information about the responsibilities of the Treasury segment.

  The following tables disclose selected financial information for BB&T's reportable business segments:

                                BB&T Corporation

                              Reportable Segments
                 For the Years Ended December 31, 1999 and 1998

                                                                                                             Investment
                                                                                              Agency         Banking and
                        Banking Network       Mortgage Banking        Trust Services         Insurance        Brokerage
                    ----------------------- ----------------------  --------------------  --------------- -----------------
                       1999        1998        1999        1998       1999       1998      1999    1998     1999     1998
                    ----------- ----------- ----------  ----------  ---------  ---------  ------- ------- -------- --------
                                                                                             (Dollars in thousands)
 Net interest
 income (expense)
 from external
 customers........  $ 1,270,691 $ 1,179,084 $  423,158  $  411,227  $ (33,668) $ (33,717) $    -- $    -- $  7,561 $  1,127
 Net intersegment
 interest income
 expense..........      327,072     286,820   (307,484)   (270,173)    42,197     37,989       --      --       --       --
                    ----------- ----------- ----------  ----------  ---------  ---------  ------- ------- -------- --------
  Net interest
  income..........    1,597,763   1,465,904    115,674     141,054      8,529      4,272       --      --    7,561    1,127
                    ----------- ----------- ----------  ----------  ---------  ---------  ------- ------- -------- --------
 Provision for
 loan and lease
 losses...........      129,284     116,735      3,802       4,171         --         --       --      --       --       --
 Noninterest
 income from
 external
 customers........      431,381     381,306    114,811     103,937     57,290     43,635   78,125  50,252  132,519   48,604
  Intersegment
  noninterest
  income..........      123,549     150,672         --          --         --         --       --      --       --       --
 Noninterest
 expense..........      922,946     809,930     61,161      76,365     38,022     28,666   59,688  39,420  121,900   37,472
  Intersegment
  noninterest
  expense.........      261,420     209,820     18,918      16,207      2,532      1,947    2,748   2,415    1,792      948
                    ----------- ----------- ----------  ----------  ---------  ---------  ------- ------- -------- --------
 Income before
 income taxes.....      839,043     861,397    146,604     148,248     25,265     17,294   15,689   8,417   16,388   11,311
  Provision for
  income taxes....      279,535     316,858     45,128      56,125      8,039      6,528    6,278   3,367    7,693    4,524
                    ----------- ----------- ----------  ----------  ---------  ---------  ------- ------- -------- --------
 Net income.......  $   559,508 $   544,539 $  101,476  $   92,123  $  17,226  $  10,766  $ 9,411 $ 5,050 $  8,695 $  6,787
                    =========== =========== ==========  ==========  =========  =========  ======= ======= ======== ========
 Identifiable
 segment assets...  $33,363,342 $30,584,031 $5,689,889  $6,344,073  $  31,469  $  26,664  $63,873 $40,262 $699,100 $238,622
                    =========== =========== ==========  ==========  =========  =========  ======= ======= ======== ========
                                                   All Other
                           Treasury              Segments (1)          Total Segments
                    ------------------------ --------------------- -----------------------
                       1999         1998        1999       1998       1999        1998
                    ------------ ----------- ---------- ---------- ----------- -----------
 Net interest
 income (expense)
 from external
 customers........  $   162,459  $  126,762  $  222,397 $  203,497 $ 2,052,598 $ 1,887,980
 Net intersegment
 interest income
 expense..........      (22,111)       (135)         --         --      39,674      54,501
                    ------------ ----------- ---------- ---------- ----------- -----------
  Net interest
  income..........      140,348     126,627     222,397    203,497   2,092,272   1,942,481
                    ------------ ----------- ---------- ---------- ----------- -----------
 Provision for
 loan and lease
 losses...........           90         103      16,631     20,557     149,807     141,566
 Noninterest
 income from
 external
 customers........        1,031      11,631      28,850     24,648     844,007     664,013
  Intersegment
  noninterest
  income..........           --          --          --         --     123,549     150,672
 Noninterest
 expense..........        4,783       4,325      53,406     49,109   1,261,906   1,045,287
  Intersegment
  noninterest
  expense.........        8,258       5,383       4,910      7,279     300,578     243,999
                    ------------ ----------- ---------- ---------- ----------- -----------
 Income before
 income taxes.....      128,248     128,447     176,300    151,200   1,347,537   1,326,314
  Provision for
  income taxes....       32,403      46,415      47,284      9,990     426,360  443,807.00
                    ------------ ----------- ---------- ---------- ----------- -----------
 Net income.......  $    95,845  $   82,032  $  129,016 $  141,210 $   921,177 $   882,507
                    ============ =========== ========== ========== =========== ===========
 Identifiable
 segment assets...  $11,510,760  $9,417,056  $1,056,125 $2,374,665 $52,414,558 $49,025,373
                    ============ =========== ========== ========== =========== ===========

  Total segment results are reconciled to consolidated results in the accompanying tables.

                     For the Years Ended
                        December 31,
                   ------------------------
                      1999         1998
                   -----------  -----------
Net Interest
 Income
Net interest
 income from
 segments........  $ 2,092,272  $ 1,942,481
Other net
 interest
 income(2).......       77,973       47,564
Elimination of
 net intersegment
 interest
 income(3) ......     (237,297)    (230,340)
                   -----------  -----------
 Consolidated net
  interest
  income.........  $ 1,932,948   $1,759,705
                   ===========  ===========
Net income
Net income from
 segments........  $   921,177  $   882,507
Other net income
 (loss)(2).......      (93,778)    (123,535)
Elimination of
 intersegment net
 income(3).......     (121,825)    (107,228)
                   -----------  -----------
 Consolidated net
  income.........  $   705,574  $   651,744
                   ===========  ===========
                        December 31,
                   ------------------------
                      1999         1998
                   -----------  -----------
Total Assets
Total assets from
 segments........  $52,414,558  $49,025,373
Other assets(2)..    2,835,382    1,651,609
Elimination of
 intersegment
 assets(3).......   (2,249,104)  (2,486,488)
                   -----------  -----------
 Consolidated
  total assets...  $53,000,836  $48,190,494
                   ===========  ===========

--------
(1) Financial data from segments below the quantitative thresholds requiring disclosure are attributable to nonbank consumer finance operations, factoring, commercial lawn care equipment financing, leasing and other smaller banking subsidiaries.

(2) Other net interest income, other net income (loss) and other assets include amounts incurred by or applicable to BB&T's support functions that are not allocated to the various segments.

(3) BB&T's reconciliation of total segment results to consolidated results requires the elimination of the internal management accounting practices. These adjustments include the elimination of the funds transfer pricing credits and charges and the elimination of intersegment noninterest income and noninterest expense described above. These amounts are allocated to the various segments using BB&T's internal accounting methods.